================================================================================

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among

                                SONICWALL, INC.,

                            PLUTO ACQUISITION CORP.,

                               PHOBOS CORPORATION

                                      and

                         GMS CAPITAL PARTNERS, L.P. as

                          STOCKHOLDERS' REPRESENTATIVE

                          Dated as of October 16, 2000

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE I  THE MERGER................................................         2
     SECTION 1.01  The Merger........................................         2
     SECTION 1.02  Effective Time; Closing...........................         2
     SECTION 1.03  Effect of the Merger..............................         3
     SECTION 1.04  Articles of Incorporation; Bylaws.................         3
     SECTION 1.05  Directors and Officers............................         3

ARTICLE II  MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES...........         3
     SECTION 2.01  Merger Consideration..............................         3
     SECTION 2.02  Contingent Deferred Merger Consideration..........         5
     SECTION 2.03  Exchange of Certificates..........................         7
     SECTION 2.04  Stock Transfer Books..............................         9
     SECTION 2.05  Company Stock Options.............................        10
     SECTION 2.06  Dissenting Shares.................................        10

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........        11
     SECTION 3.01  Organization and Qualification....................        11
     SECTION 3.02  Articles of Incorporation and Bylaws..............        11
     SECTION 3.03  No Subsidiaries...................................        12
     SECTION 3.04  Capitalization....................................        12
     SECTION 3.05  Authority Relative to This Agreement..............        14
     SECTION 3.06  No Conflict; Required Filings and Consents........        14
     SECTION 3.07  Permits; Compliance...............................        15
     SECTION 3.08  Financial Statements..............................        15
     SECTION 3.09  Absence of Certain Changes or Events..............        16
     SECTION 3.10  Absence of Litigation.............................        16
     SECTION 3.11  Employee Benefit Plans; Labor Matters.............        17
     SECTION 3.12  Contracts.........................................        19
     SECTION 3.13  Environmental Matters.............................        21
     SECTION 3.14  Intellectual Property.............................        22
     SECTION 3.15  Returns and Complaints............................        23
     SECTION 3.16  Taxes.............................................        23
     SECTION 3.17  Vote Required.....................................        24
     SECTION 3.18  Assets............................................        24
     SECTION 3.19  Owned Real Property...............................        25
     SECTION 3.20  Certain Interests.................................        25
     SECTION 3.21  Insurance Policies................................        25
     SECTION 3.22  Brokers...........................................        26
     SECTION 3.23  State Takeover Statutes...........................        26
     SECTION 3.24  Customers and Suppliers...........................        26
     SECTION 3.25  Inventory.........................................        26
     SECTION 3.26  Accounts Receivable, Bank Accounts................        26

     SECTION 3.27  Powers of Attorney................................        27
     SECTION 3.28  Offers............................................        27
     SECTION 3.29  Warranties........................................        27
     SECTION 3.30  Books and Records.................................        27
     SECTION 3.31  Tax Matters.......................................        27
     SECTION 3.32  No Misstatements..................................        27

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..        28
     SECTION 4.01  Organization and Qualification....................        28
     SECTION 4.02  Authority Relative to This Agreement..............        28
     SECTION 4.03  Capital Structure.................................        29
     SECTION 4.04  No Conflict; Required Filings and Consents........        29
     SECTION 4.05  SEC Filings; Financial Statements.................        30
     SECTION 4.06  Interim Operations of Merger Sub..................        30
     SECTION 4.07  Valid Issuance of Parent Shares...................        30
     SECTION 4.08  Brokers...........................................        31
     SECTION 4.09  No Parent Shareholder Vote........................        31
     SECTION 4.10  Permits...........................................        31
     SECTION 4.11  Absence of Change.................................        31
     SECTION 4.12  Absence of Litigation.............................        31
     SECTION 4.13  Material Contracts................................        31

ARTICLE V  CONDUCT OF BUSINESSES PENDING THE MERGER..................        32
     SECTION 5.01  Conduct of Business by the Company and the
           Subsidiaries Pending the Merger...........................        32
     SECTION 5.02  Notification of Certain Matters...................        35

ARTICLE VI  ADDITIONAL AGREEMENTS....................................        35
     SECTION 6.01  Stockholder Approval..............................        35
     SECTION 6.02  Access to Information; Confidentiality............        36
     SECTION 6.03  No Solicitation of Transactions...................        36
     SECTION 6.04  Employee Benefits Matters.........................        37
     SECTION 6.05  Further Action; Consents; Filings.................        38
     SECTION 6.06  Plan of Reorganization............................        40
     SECTION 6.07  No Public Announcement............................        40
     SECTION 6.08  Expenses..........................................        40
     SECTION 6.09 Voting Agreements..................................        40
     SECTION 6.10  Indemnification of Officers and Directors.........        40
     SECTION 6.11  Nasdaq National Market Listing....................        41
     SECTION 6.12  Registration on Form S-3..........................        41
     SECTION 6.13  Board Observation Rights..........................        41
     SECTION 6.14  Contingent Deferred Merger Consideration..........        41
     SECTION 6.15  No Requirement of Parent Shareholder Vote.........        41

ARTICLE VII  CONDITIONS TO THE MERGER................................        42
     SECTION 7.01  Conditions to the Obligations of Each Party.......        42

     SECTION 7.02  Conditions to the Obligations of Parent and
          Merger Sub.................................................        42
     SECTION 7.03  Conditions to the Obligations of the Company......        45

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER......................        45
     SECTION 8.01  Termination.......................................        45
     SECTION 8.02  Effect of Termination.............................        46
     SECTION 8.03  Amendment.........................................        46
     SECTION 8.04  Waiver............................................        46

ARTICLE IX  INDEMNIFICATION..........................................        47
     SECTION 9.01  Survival of Representations and Warranties........        47
     SECTION 9.02  Indemnification by the Stockholders...............        47
     SECTION 9.03  Indemnification Procedures........................        48
     SECTION 9.04  Stockholders' Representative......................        49

ARTICLE X  GENERAL PROVISIONS........................................        50
     SECTION 10.01  Notices..........................................        50
     SECTION 10.02  Certain Definitions..............................        51
     SECTION 10.03  Severability.....................................        56
     SECTION 10.04  Assignment; Binding Effect; Benefit..............        56
     SECTION 10.05  Incorporation of Exhibits........................        56
     SECTION 10.06  Specific Performance.............................        56
     SECTION 10.07  Governing Law; Forum.............................        56
     SECTION 10.08  Time of The Essence..............................        57
     SECTION 10.09  Waiver of Jury Trial.............................        57
     SECTION 10.10  Construction.....................................        57
     SECTION 10.11  Further Assurances...............................        57
     SECTION 10.12  Headings.........................................        57
     SECTION 10.13  Counterparts.....................................        57
     SECTION 10.14  Entire Agreement.................................        57


Exhibit A      Form of Voting Agreement
Exhibit B      Articles of Incorporation of Merger Sub
Exhibit C      Bylaws of Merger Sub
Exhibit D      Form of Escrow Agreement
Exhibit E      Form of Company Counsel Legal Opinion
Exhibit F      Form of Parent Special Counsel Legal Opinion

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 16, 2000 (this "Agreement"), among SONICWALL INC., a California corporation
                ---------
("Parent"), PLUTO ACQUISITION CORP., a Utah corporation and a wholly owned
--------
subsidiary of Parent ("Merger Sub"), PHOBOS CORPORATION, a Utah corporation (the
                       ----------
"Company"), and GMS CAPITAL PARTNERS, L.P., a Delaware limited partnership, as
 -------
Stockholders' Representative (as defined in Section 9.05 hereof).

                              W I T N E S S E T H

          WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Utah Revised Business Corporation Act (the "URBCA"), Parent and the Company will enter into a business combination
 -----
transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");
      ------

          WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement, the Merger, and the other transactions contemplated by this Agreement, and (iii) determined to unanimously recommend that the stockholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger;

          WHEREAS, the Boards of Directors of each of Parent and Merger Sub have
(i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and (ii) approved this Agreement, the Merger, and the other transactions contemplated by this Agreement;

          WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");
                                                       ----

          WHEREAS, pursuant to the Merger, each outstanding share of the common stock of the Company (the "Company Common Stock") and all outstanding options or
                           --------------------
other rights to acquire or receive shares of Company Common Stock shall be converted into the right to receive shares of Parent's authorized common stock ("Parent Common Stock") and cash, at the rate determined in this Agreement, and
  -------------------
Series A Preferred Stock of the Company (the "Company Series A Preferred
                                              --------------------------
Stock"), Series B Preferred Stock of the Company (the "Company Series B
-----                                                  ----------------
Preferred Stock") and Series C Preferred Stock of the Company (the "Company
---------------                                                     -------
Series C Preferred Stock") shall be cancelled as described herein.  The Company
------------------------
Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock are collectively referred to herein as the "Company
                                                                     -------
Preferred Stock," and the Company Common Stock and the Company Preferred Stock
---------------
are collectively referred to herein as the "Company Stock";
                                            -------------

          WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a voting agreement with substantially all of the stockholders of Company (the "Stockholders"), dated the date hereof (a "Voting Agreement") and
              ------------                              ----------------
substantially in the form attached hereto as Exhibit A;
                                             ---------

          WHEREAS, a portion of the Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in this Agreement and the Escrow Agreement (as defined in Section 2.03(b));

          WHEREAS, up to $20,000,000 shall be reserved for payment upon the achievement by the Surviving Corporation (as defined in Section 1.01) of certain quarterly revenue targets;

          WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain employees of the Company are entering into Employment Agreements (as defined in Section 6.04(b)); and

          WHEREAS, certain capitalized terms used in this Agreement are defined in Section 10.02 of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

               SECTION 1.01   The Merger. Upon the terms and subject to the
                              ----------
conditions set forth in Article VII, and in accordance with the URBCA, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"), provided however, that
                                ---------------------
in the event that the provisions of this Section 1.01 would preclude the Merger from qualifying as a tax-free reorganization under the provisions of section 368(a) of the Code, then the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, the Merger Sub shall continue as the Surviving Corporation and the terms of this Agreement shall be adjusted accordingly.

               SECTION 1.02   Effective Time; Closing. As promptly as
                              -----------------------
practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Secretary of State of the State of Utah. The term "Effective Time" means the date and time of such filing
                         --------------
(or such later time as may be agreed by each of the parties hereto and specified in the Articles of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held
                           -------
at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025 (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date."
               ------------

               SECTION 1.03   Effect of the Merger. At the Effective Time, the
                              --------------------
effect of the Merger shall be as provided in the applicable provisions of the URBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

               SECTION 1.04   Articles of Incorporation; Bylaws.
                              ---------------------------------

               (a) At the Effective Time, the Articles of Incorporation of Merger Sub, attached hereto as Exhibit B, shall be the Articles of Incorporation
                               ---------
of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

               (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, attached hereto as Exhibit C,
                                                                   ---------
shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

               SECTION 1.05   Directors and Officers. The directors of Merger
                              ----------------------
Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

                MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES
                ----------------------------------------------

               SECTION 2.01    Merger Consideration.
                               --------------------

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                    (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(a)(ii) and any Dissenting Shares (as defined in Section 2.06)) shall be converted into the right to receive the Common Stock Exchange Ratio (as defined in Section 2.01(b)) and the Pro Rata Cash Distribution (as defined in Section 2.01(b));

                    (ii) each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                    (iii) each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation; and

                    (iv) each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

               (b) As used in this Agreement, the following terms have the following meanings:

                    (i)       "Aggregate Common Merger Consideration" means
                               -------------------------------------
12,200,000 shares of Common Stock of Parent (the "Parent Shares").
                                                  -------------

                    (ii)      "Common Stock Exchange Ratio" means the number of
                               ---------------------------
Parent Shares determined by dividing (x) the amount equal to the Aggregate Common Merger Consideration by (y) the Fully Diluted Common Shares Amount (as defined below).

                    (iii) "Escrow Shares" means the number of Parent Shares (rounded up to the next whole number) determined by multiplying the Aggregate Common Merger Consideration (less the number of shares equal to the product of (x) the number of Company Options times (y) the Common Stock Exchange Ratio) by 0.10.

                    (iv)      "Fully Diluted Common Shares Amount" means a
                               ----------------------------------
number of shares of Company Common Stock equal to the sum of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and (y) the number of shares of Company Common Stock issuable upon exercise, conversion or exchange of all securities issued and outstanding immediately prior to the Effective Time that are exercisable, convertible or exchangeable for shares of Company Common Stock, including, without limitation, the Company Options (as defined in Section 2.04 below), whether or not exercisable and whether or not vested, in each case after giving effect to the cancellations contemplated by Section 2.01(a)(ii) above.

                    (v)       "Pro Rata Cash Distribution" means the amount of
                               --------------------------
cash consideration per share determined by dividing (x) $30,000,000 plus the amount of net proceeds received by the Company resulting from any Bridge B Convertibles Notes issued by the Company on or after the date hereof and prior to the Effective Time resulting in aggregate net proceeds of at least $5,000,000 ("Financing Proceeds") less the amount of any cash consideration paid pursuant
  ------------------
to Section 3 of the Option Assumption Agreements described in Section 6.04(c), and less any principal amount outstanding at the Effective Time of Bridge B Convertible Notes and less any expenses set forth on Schedule 6.08 that are incurred by the

Company by (y) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time plus the number of shares of Company Stock issuable upon exercise of warrants to purchase Company Stock issued and outstanding immediately prior to the Effective Time.

               (c) If, during the period between the date hereof and the Effective Time, any change in the capital stock of Parent shall occur by reason of reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, the Aggregate Common Merger Consideration, the Common Exchange Ratio and the Escrow Shares shall be adjusted proportionately.

               SECTION 2.02   Contingent Deferred Merger Consideration.
                              ----------------------------------------

               (a) Aggregate Contingent Deferred Merger Consideration of up to $20,000,000 in cash will be distributed to holders of Company Common Stock as of the date of the Closing upon achievement of quarterly revenue targets in accordance with Schedule 2.02(a) hereto; provided, however, that Parent, Merger
                                         -----------------
Sub and the Company agree that any contingencies with respect to such Contingent Deferred Merger Consideration shall be waived and the maximum amount of Contingent Deferred Merger Consideration shall be immediately payable to such holders of Company Common Stock upon a Change of Control Event (as defined in Section 2.02(c) below) following the Closing.

               (b) Each holder of Company Common Stock as of the date of the Closing shall be entitled, without any action on the part of such holder, to receive such holder's Pro Rata Contingent Distribution (as defined in Section 2.02(c) below) upon each payment of Contingent Deferred Merger Consideration to be paid pursuant to Section 2.02(a).

               (c) As used in this agreement, the following terms have the following meanings:

                    (i)  "Contingent Deferred Merger Consideration" means the
                          ----------------------------------------
amount of cash payable upon the achievement of quarterly revenue milestones as set forth on Schedule 2.02(a) hereto less any contingent merger consideration payable pursuant to Section 3 of the Option Assumption Agreements described in
Section 6.04(c).

                    (ii) "Change of Control Event" means the occurrence of any
                          -----------------------
of the following: (a) a Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Parent representing twenty percent (20%) or more of the combined voting power of Parent's then outstanding securities; or (b) individuals who at the Closing Date constitute the Board of Directors of Parent and any new director, whose election to the Board or nomination for election to the Board by the Parent's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Closing Date or whose election to the Board or nomination for election to the Board by Parent's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Closing Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (c) the stockholders of

Parent approve (i) a merger or consolidation of Parent with any corporation or other entity other than a merger or consolidation which would result in the holders of the voting securities of Parent outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of Parent or such surviving entity outstanding immediately after such merger or consolidation (ii) a plan of complete liquidation of Parent or an (iii) agreement for the sale or disposition by Parent of all or substantially all of Parent's assets; provided, however, that if such a merger, consolidation, plan of liquidation or sale of substantially all assets is not consummated following such stockholder approval and the transaction is abandoned, then the Change of Control shall be deemed not to have occurred. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to occur as the result of the formation of a holding company.

               (iii)  "Pro Rata Contingent Distribution" equals (x) the amount
                       --------------------------------
of Contingent Deferred Merger Consideration divided by (y) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

          (d) Within thirty (30) days after the end of each quarterly period during which Contingent Deferred Merger Consideration can be earned, Parent shall deliver to the Stockholders' Representative by overnight courier, return receipt requested, accompanied by a statement of Revenues (as defined in Schedule 2.02(a)) for such period and a statement of the amount of the Contingent Deferred Merger Consideration payable as a result thereof, if any. Parent shall concurrently deliver to the Exchange Agent written instructions directing that such Contingent Deferred Merger Consideration be distributed as provided herein. Stockholders' Representative and its representatives shall have thirty (30) days thereafter to review and consider such statements and the books and records which shall be maintained by Parent relating thereto, during which thirty (30) day period, at the request of the Stockholders' Representative, Parent and the Stockholders' Representative shall meet at Parent's headquarters to discuss said statements. At the end of such thirty
(30) days period, Stockholder's Representative shall by written notice delivered to Parent accept or object to such statements.

          (e) If the Stockholders' Representative shall object to statements provided pursuant to the immediately preceding paragraph, the parties shall endeavor in good faith to resolve such objection within ten (10) business days after notice of the objection is transmitted by the Stockholders' Representative to Parent in writing. If the parties are unable to resolve such dispute within such 10-business-day period, then the parties shall refer the dispute to a nationally recognized independent accounting firm reasonably acceptable to the Stockholders' Representative and Parent. Such accounting firm shall report to the parties its resolution of the dispute within sixty (60) days thereafter and the decision of said accounting firm shall be final and binding on the parties. All of the fees and expenses of the independent accounting firm shall be paid by the Parent unless the Revenues are equal to or less than stated in the statement prepared by Parent, in which case they shall be collected by delivery to Parent of Parent Shares held under the Escrow Agreement, which Parent Shares shall have value, determined as provided in Section 9.02 hereof, equal to the amount of such fees and expenses. If as the result of the resolution of any objections or dispute it is determined or agreed that additional Contingent Deferred Merger Consideration is distributable under this Section, Parent shall promptly deliver to the Exchange Agent written instructions directing that such Contingent Deferred Merger Consideration be distributed as provided herein.

               SECTION 2.03   Exchange of Certificates.
                              ------------------------

               (a)  Exchange Procedures. From and after the Effective Time,
                    -------------------
Boston EquiServe or another bank or trust company to be designated by Parent shall act as exchange agent (the "Exchange Agent") in effecting the exchange of
                                  --------------
the applicable Parent Shares for certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock ("Company Share
                                                                 -------------
Certificates") and which were converted into the right to receive the applicable
------------
Parent Shares pursuant to Section 2.01. As promptly as practicable after the Effective Time, Parent and the Exchange Agent shall mail to each record holder of Company Share Certificates a letter of transmittal (the "Letter of
                                                            ---------
Transmittal") in a form approved by Parent and the Company and instructions for
-----------
use in surrendering such Company Share Certificates and receiving Parent Shares pursuant to Section 2.01 therefor. Promptly after the Effective Time, but in no event later than 20 business days following the Effective Time, Parent shall cause to be deposited in trust with the Exchange Agent the Parent Shares (and cash in lieu of fractional shares pursuant to Section 2.03(e)) and the aggregate Pro Rata Cash Distribution.

          Upon the surrender of each Company Share Certificate for cancellation to the Exchange Agent, together with a properly completed Letter of Transmittal and such other documents as may reasonably be required by Parent:

                         (i)  the holder of such Company Share Certificate shall
be entitled to receive in exchange therefor the applicable Parent Shares (and cash in lieu of fractional shares pursuant to Section 2.03(e)) and the payment of the Pro Rata Cash Distribution and, upon any payment of Contingent Deferred Merger Consideration, such holder's Pro Rata Contingent Distribution; and

                         (ii) the Company Share Certificate so surrendered shall
forthwith be cancelled.

                         In the event of a transfer of ownership of shares of
Company Stock that is not registered in the transfer records of the Company, the applicable Parent Shares, Pro Rata Cash Distribution and Pro Rata Contingent Distribution may be issued to a person other than the person in whose name the Company Share Certificate so surrendered is registered if the Company Share Certificate representing such shares of Company Stock is presented to Parent, accompanied by all documents required to evidence and effect such transfer and evidence that (i) the shares are transferable and (ii) any applicable stock transfer taxes have been paid.

                         Until surrendered as contemplated by this Article II,
each Company Share Certificate shall, subject to appraisal rights under Utah Law and Section 2.06, be deemed at any time after the Effective Time to represent only the right to receive upon surrender the applicable Parent Shares and Pro Rata Cash Distribution with respect to the shares of Company Stock formerly represented thereby to which such holder is entitled pursuant to Section 2.01, cash in lieu of any fractional shares pursuant to Section 2.03(e), and any Pro Rata Contingent Distribution payable to such holder pursuant to Section 2.02.

                    (b)  Escrow Fund.  Prior to or simultaneously with the
                         -----------
Closing, the Stockholders' Representative and Parent shall enter into an escrow agreement (the "Escrow
                ------

Agreement") with an escrow agent selected by Parent and reasonably acceptable to
---------
the Stockholders' Representative (the "Escrow Agent") substantially in the form
                                       ------------
of Exhibit C hereto. Pursuant to the terms of the Escrow Agreement, at the
    --------
Closing, Parent shall deposit one or more certificates representing, in the aggregate, the Escrow Shares otherwise issuable into an escrow account, which account is to be managed by the Escrow Agent (the "Escrow Account"). In
                                                   --------------
connection with such deposit of the Escrow Shares with the Escrow Agreement and as of the Effective Time, each holder of Company Stock will be deemed to have received and deposited with the Escrow Agent each stockholder's pro rata interest in the Escrow Shares as determined as of the Closing by reference to such stockholder's ownership of shares of Common Stock (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to shares constituting the Escrow Account), without any act of any stockholder. Distributions of any Escrow Shares from the Escrow Account shall be governed by the terms and conditions of the Escrow Agreement (any Escrow Shares in the Escrow Account being referred to as the "Escrow Fund"). The adoption of this Agreement and the
                          -----------
approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Stockholders' Representative. No portion of the Escrow Fund shall be contributed in respect of any Company Options or any warrant or other security exercisable or convertible into Company Common Stock. No Parent Shares contributed to the Escrow Fund shall be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation.

               (c)  Distributions with Respect to Unexchanged Parent Shares.  No
                    -------------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Parent Shares comprising part of the Aggregate Merger Consideration with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Share Certificate with respect to the Parent Shares represented thereby until the holder of such Company Share Certificate shall surrender such Company Share Certificate in accordance with this Section 2.03.

               (d)  No Further Rights in Company Stock.  All Parent Shares
                    ----------------------------------
issued upon conversion of shares of Company Stock in accordance with the terms hereof (and any cash paid in lieu of fractional shares pursuant to Section 2.03(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock.

               (e)  No Fractional Shares. No certificates or scrip representing
                    --------------------
fractional Parent Shares shall be issued upon the surrender for exchange of Company Share Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the average of the closing sales price of a Parent Share as reported on the Nasdaq National Market for each of the five consecutive trading days ending on the trading day immediately preceding the Closing.

               (f)  No Liability.  Neither Parent nor the Surviving Corporation
                    ------------
shall be liable to any holder of shares of Company Stock for any such shares of Company Stock (or dividends or distributions with respect thereto) or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar law.

               (g)  Withholding Rights. Each of the Surviving Corporation and
                    ------------------
Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

               (h)  Market Standoff. Notwithstanding anything to the contrary
                    ---------------
contained in this Agreement, no Parent Shares (or certificates therefor) shall be issued in exchange for any Company Stock Certificates to any Stockholder and no Pro Rata Cash Distribution or Pro Rata Contingent Distribution shall be paid to any Stockholder until such Stockholder shall have delivered to Parent and the Company a duly executed Voting Agreement.

               (i)  Lost Certificates.  If any Company Share Certificate shall
                    -----------------
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Share Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Company Share Certificate, the applicable Parent Shares (and cash in lieu of fractional shares pursuant to Section 2.03(e)) to which such person is entitled pursuant to the provisions of this Article II.

               (j)  Return of Parent Shares.  Promptly following the end of the
                    -----------------------
fourth full calendar month after the Effective Time, the Exchange Agent shall return to the Surviving Corporation all of the remaining Parent Shares and the Exchange Agent's duties shall terminate. Thereafter, upon the surrender of a Company Share Certificate to the Surviving Corporation and such other documents as may reasonably be required by the Surviving Corporation, and subject to applicable abandoned property, escheat and similar laws, the holder of such Company Share Certificate shall be entitled to receive, in exchange therefor, the applicable Parent Shares (and cash in lieu of fractional shares pursuant to Section 2.03(e)) and Pro Rata Cash Distribution, without any interest thereon, and in addition, shall be entitled to receive such holder's Pro Rata Contingent Distribution to the extent any such distributions have been paid prior to such surrender, without interest thereon, or are paid thereafter.

               SECTION 2.04   Stock Transfer Books.  At the Effective Time, the
                              --------------------
stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock, except as otherwise provided in this Agreement or by Law.

               SECTION 2.05   Company Options.  At the Effective Time, all
                              ---------------
options to purchase Common Stock issued by the Company pursuant to its stock option plans or otherwise ("Company Options") whether vested or unvested, shall
                            ---------------
be assumed by Parent. Immediately after the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option immediately prior to the Effective Time, such number of shares of Parent Common Stock as is equal to the number of shares of Company Common Stock subject to the unexercised portion of such option multiplied by the Exchange Ratio (rounded down to the nearest whole number). The exercise price per share of each such assumed Company Option shall be equal to the exercise price of such option immediately prior to the Effective Time divided by the Company Exchange Ratio (rounded up to the nearest whole cent). The term, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged. It is the intention of the parties that the Options so assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Company Options qualified as incentive stock options prior to the Effective Time. Within 30 calendar days after the Effective Time, Parent will issue to each person who immediately prior to the Effective Time was a holder of a Company Option, a document evidencing the foregoing assumption of such option by Parent. Within 90 calendar days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) which will register the shares of Parent Shares subject to assumed Company Options to the extent permitted by Federal securities laws and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

               SECTION 2.06   Dissenting Shares.

               (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Stock in accordance with the URBCA (collectively, the "Dissenting Shares") shall not be converted into or
                              -----------------
represent the right to receive the applicable Parent Shares (or cash in lieu of fraction shares ). Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the URBCA, unless and until such stockholders fail to perfect or withdraw or otherwise lose their appraisal rights under the URBCA. All Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under the URBCA shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable Parent Shares (or cash in lieu of fractional shares pursuant to Section 2.03(e)), without any interest thereon, upon surrender, in the manner provided in Section 2.03, including the provision of the Escrow Shares pursuant to Section 2.03(b) of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

               (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to the URBCA and received by the Company and (ii) the opportunity to participate in and be consulted regarding all negotiations and proceedings with respect to demands for appraisal under the URBCA. The Company shall not, except with the prior written consent of Parent, which consent shall not be unreasonably withheld, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                  ARTICLE III
                                  -----------

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure
                                                            ------------------
Schedule") shall be arranged in paragraphs corresponding to the numbered and
--------
lettered paragraphs contained in this Article III. The Company has used its good faith efforts to provide conspicuous cross-references for each description of an exception that may relate to more than one representation contained in
Article III. If through oversight the Company has failed to cross-reference properly, disclosure with respect to a specific section shall be deemed to be disclosures with respect to other applicable sections. Except as set forth in the Company Disclosure Schedule, which provides an exception to or otherwise qualifies in reasonable detail and with specific Section references, the representations or warranties of the Company specifically referred to therein, the Company hereby represents and warrants to Parent and Merger Sub that:

               SECTION 3.01   Organization and Qualification.  The Company is a
                              ------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change in or effect on the
      -------------------------------
business of the Company that is materially adverse to the business, operations, financial condition or results of operations of the Company taken as a whole, except for any such changes or effects resulting from or in connection with (a) any changes in general economic conditions, (b) any decline in the manner in which businesses such as the Company are valued or any adverse changes in the United States securities market, or (c) any changes related to the announcement of the Merger or actions taken as a result of this Agreement.

               SECTION 3.02   Articles of Incorporation and Bylaws.  The Company
                              ------------------------------------
has heretofore made available to Parent a complete and correct copy of (a) the Articles of Incorporation and the Bylaws of the Company including all amendments thereto, (b) the minute books containing consents, actions and meeting of the stockholders of the Company and the Company's Board of Directors and any committees thereof, and (c) the stock transfer books of the Company setting forth all transfer of any capital stock of the Company. Such Articles of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purported to have signed the same.

               SECTION 3.03   No Subsidiaries.  The Company does not own, of
                              ---------------
record or beneficially, any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, nor control directly or indirectly or have any direct or indirect equity participation interest, in any corporation, partnership, or formal written joint venture, association or other entity. The Company is not a member of (nor is any part of the Company's business conducted through) any partnership, nor is the Company a participant in any formal written joint venture.

               SECTION 3.04   Capitalization.
                              --------------

               (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, warrants that upon exercise provide for the issuance of no more than 255,621 shares of Company Stock, 4,000 shares of Company Series A Preferred Stock, 8,000 shares of Company Series B Preferred Stock, and 6,000 shares of Company Series C Preferred Stock. As of the date hereof, (i) 9,235,791 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company and (iii) 3,450,600 shares of Company Common Stock are reserved for future issuance pursuant to the Company Options. As of the date of this Agreement, (A) 4,000 shares of Company Series A Preferred Stock are issued and outstanding, (B) 6,750 shares of Company Series B Preferred Stock are issued and outstanding, and (C) 6,000 shares of Company Series C Preferred Stock are issued and outstanding. Each Share of Company Preferred Stock is convertible into Company Common Stock as set forth in the Articles of Incorporation of the Company. There are no other shares of Company Preferred Stock outstanding. As of the date hereof, the outstanding shares of Company Common Stock and Company Preferred Stock are owned as set forth in Section 3.04(a) of the Company Disclosure Schedule. Section 3.04(a) of the Company Disclosure Schedule lists all agreements that provide the Company repurchase options to which any of such shares is subject.

               (b) The Company has reserved (i) 1,500,000 shares of Company Common Stock for issuance under its Incentive Stock Plan of which options to purchase 949,000 shares are outstanding as of the date of this Agreement and
(ii) 4,000,000 shares of Company Common Stock for issuance under its 1999 Stock Plan of which options to purchase 2,630,050 shares are outstanding as of the date of this Agreement. Section 3.04(b) of the Company Disclosure Schedule accurately sets forth with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option and the date of the option agreement relating to such Company Option; (ii) the total number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock options" as defined in Section 422 of the Code. No Company Option will by its term require an adjustment in connection with the Merger. Neither the consummation of transactions contemplated by this Agreement, nor any action taken or to be taken by Company in connection with such transactions will result in (vii) any acceleration of vesting in favor of any optionee under any Company Option;
(viii) any additional benefits for any optionee under any Company Option; or
(ix) the inability of Parent after the Effective Time to exercise any right or benefit held by Company prior to the Effective Time with respect to any Company Option assumed by Parent, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment. The assumption by Parent of Company Options in accordance with Section 2.04 hereunder will not (x) give the optionees additional benefits which they did not have under their options prior to such assumption (after taking into account the existing provisions of the options, such as their respective exercise prices and vesting schedules) or (xi) constitute a breach of a stock option plan of Company or any agreement entered into pursuant to such plan.

               (c) Section 3.04(c) of the Company Disclosure Schedule sets forth, with respect to each warrant issued to any Person: (a) the name of the holder of such warrant;(b) the total number of shares of Company Common Stock that are subject to such warrant;(c) the total number of shares of Company Stock with respect to which such warrant is immediately exercisable; and (d) the term of such warrant.

               (d) Except as set forth in Sections 3.04(b) and 3.04(c) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Stock. There are no contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) to any other Person. The holders of Company Options have been or will be given, or shall have properly waived, any required notice of the Merger prior thereto.

               (e) All of the securities sold or issued by the Company have been sold or issued in compliance with the requirements of the federal securities laws and any applicable state securities or "blue sky" laws

               (f) Except as set forth in Section 3.04(f) of the Company Disclosure Schedule, since September 30, 1996, the Company has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.

               (g) An updated Section 3.04 of the Company Disclosure Schedule reflecting changes in the capitalization of Company permitted by this Agreement between the date hereof and the Effective Time shall be delivered by Company to Parent on the Closing Date.

               SECTION 3.05   Authority Relative to This Agreement.
                              ------------------------------------

               (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, and subject to obtaining the necessary approvals of the Company's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement by the holders of the requisite number of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock and Company Series Preferred C Stock, voting as separate series, and the filing and recordation of appropriate merger documents as required by the URBCA). This Agreement has been duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

               (b) Without limiting the generality of the foregoing, the Board of Directors of the Company, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interest of the Company and its stockholders,
(ii) approved the Merger and this Agreement in accordance with the provisions of the URBCA, and (iii) directed that this Agreement and the Merger be submitted to the Company's stockholders for their approval and resolved to recommend that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the Merger.

               SECTION 3.06   No Conflict; Required Filings and Consents.
                              ------------------------------------------

               (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificates of Incorporation or Bylaws of the Company or any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made, conflict with or violate in any respect any foreign or domestic law, franchise, permit, concession, license, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or any Subsidiary or by
                     ---
which any property or asset of the Company of any Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

               (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization, registration or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity") on the part of the Company, except (i) for the pre-
  -------------------
merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR
                                                                        ---
Act"), (ii) for the filing and recordation of appropriate merger documents as
---
required by the URBCA, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

               SECTION 3.07   Permits; Compliance.
                              -------------------

               (a) The Company and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and each Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"). All Company Permits are in full force and effect and
----------------
will remain so after the Closing and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary has received any notice or other communication from any Governmental Entity regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Company Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification or any Company Permit.

               (b) The Company is not in conflict with, or in default or violation of (i) any Law applicable to the Company or any Subsidiary (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, or (iii) any Company Permits.

               SECTION 3.08   Financial Statements.
                              --------------------

               (a) True and complete copies of (i) the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1997, 1998 and 1999, and the related audited statements of income, changes in stockholders' equity and cash flows for the years then ended, together with all notes and schedules related thereto (collectively referred to herein as the "Audited
                                                                   -------
Financial Statements"), and (ii) the unaudited consolidated balance sheet of the
--------------------
Company and the Subsidiaries as of September 30, 2000 (the "Reference Balance
                                                            -----------------
Sheet"), and the related statements of income and cash flows of the Company for
------
the nine months then ended September 30, 2000 (collectively referred to herein as the "Interim Financial Statements"), are attached to Section 3.08 of the
        ----------------------------
Company Disclosure Schedule. The Audited Financial

Statements and the Interim Financial Statements (including, in each case, any notes thereto) were prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the
                        ---------
periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by U.S. GAAP) and each present fairly, in all respects, the consolidated financial position of the Company as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

               (b) Except as set forth in Section 3.08 of the Company Disclosure Schedule, the Company has not incurred any debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable ("Liabilities") of the Company, other
                                          -----------
than Liabilities (i) reflected or reserved against on the Reference Balance Sheet and (ii) in an aggregate amount not exceeding $25,000 incurred since September 30, 2000 in the ordinary course of the business, consistent with the past practice of the Company. Except as set forth in Section 3.08 of the Company Disclosure Schedule, reserves are reflected on the Reference Balance Sheet and on the books of account and other financial records of the Company against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practice of the Company and in accordance with U.S. GAAP. Except as set forth in Section 3.08 of the Company Disclosure Schedule, there are no outstanding warranty claims against the Company.

               SECTION 3.09   Absence of Certain Changes or Events.  Since
                              ------------------------------------
September 30, 2000, except as contemplated by or as disclosed in this Agreement or as set forth in Section 3.09 of the Company Disclosure Schedule, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any Company Material Adverse Effect and (b) the Company has not taken or legally committed to take any of the actions specified in Sections 5.01(a) through 5.01(cc).

               SECTION 3.10   Absence of Litigation.  There is no litigation,
                              ---------------------
suit, claim, action, proceeding or investigation pending (each a "Legal
                                                                  -----
Proceeding") or, to the knowledge of the Company, threatened against the Company
-----------
or any Subsidiary, or any property or asset owned or used by the Company or any Subsidiary or any Person whose liability the Company or any Subsidiary has or may have assumed, either contractually or by operation of law, before any court, arbitrator or Governmental Entity, which could reasonably be expected, if resolved adversely to the Company, to (i) impair the operations of the Company or any Subsidiary as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) result in losses to the Company or any Subsidiary in excess of $50,000, (iii) impair the ability of the Company or any Subsidiary to perform its obligations under this Agreement or (iv) prevent delay or make illegal the consummation of the transactions contemplated by this Agreement. To the Company's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for, the commencement of any Legal Proceeding. Neither the Company, any Subsidiary, the officers or directors thereof in their capacity as such, any property or assets of the Company nor any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the

Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity.

               SECTION 3.11   Employee Benefit Plans; Labor Matters.
                              -------------------------------------

               (a)  Schedule 3.11(a) of the Company Disclosure Schedule lists
(i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus,
                                                     -----
stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Company or any Subsidiary and any employee of the Company or any Subsidiary including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company (collectively, the "Plans").
                                        -----

               (b) Each Plan is in writing and the Company has furnished Parent with a true and complete copy of each Plan and a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS")
                                                                        ---
Form 5500, (iv) the most recently received IRS determination letter for each such Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, and (vi) any correspondence with the IRS or the Department of Labor with respect to each such Plan. Except as disclosed on Section 3.11(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, consultant officer or director of the Company or any Subsidiary. Neither the Company nor any Subsidiary has express or implied commitment, whether legally enforceable or not, (x) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement, (y) to enter into any contract or agreement to provide compensation or benefits to any individual, or (z) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

               (c) None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a
                                                     ------------------
single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under
Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans
                                  ----------------------
provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

               (d) None of the Plans provides for the payment of separation, severance, termination or similar benefits to any Person or obligates the Company or any Subsidiary to pay separation, severance, termination or similar benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute and forgiveness of indebtedness) becoming due under any Plan, (ii) materially increase any benefits otherwise payable under any Plan or other arrangement,
(iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to the acceleration of the vesting and exercisability of any Company Options, or (iv) affect any Plan's current treatment under any Laws including any tax or social contribution law.

               (e) Each Plan is now and always has been operated in accordance with its terms and the requirements of all applicable laws, regulations and rules promulgated thereunder including, without limitation, ERISA and the Code. Each of the Company and each Subsidiary has performed all obligations required to be performed by it under each Plan, and is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding. Neither the Company nor any Person that is a member of the same controlled group as the Company or under common control with the Company within the meaning of Section 414 of the Code (each an "ERISA Affiliate") is subject to any penalty or tax with respect to any Plan
 ---------------
under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

               (f) Each Plan that is intended to be qualified under Section 401(a) or Section 401(k) of the Code has received a timely favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

               (g) Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that could give rise to any such liability.

               (h) All contributions, premiums or payments required to be made or accrued with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity and no fact or event exists that could give rise to any such challenge or disallowance.

               (i) Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, (i) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Subsidiary; (ii) there are no strikes, slowdowns or work stoppages pending, or to the best knowledge of the Company, threatened between the Company or any Subsidiary and any of its employees, and neither the Company nor any Subsidiary has experienced any such strike, slowdown or work stoppage within the past three years; (iii) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any other governmental authority or any current union representation questions involving employees of the Company or any Subsidiary; (iv) the Company and each Subsidiary is currently in compliance with all applicable laws relating to its employees, including those related to wages, hours, worker classification, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authority and has withheld and paid to the appropriate governmental authority or is holding for payment not yet due to such governmental authority all amounts required to be withheld from employees of the Company or any Subsidiary and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (v) the Company and each Subsidiary has paid in full to all employees or adequately accrued in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (vii) no claim with respect to payment of wages, salary or overtime pay has been asserted or is now pending or to the knowledge of the Company threatened with respect to any persons currently or formerly employed by the Company or any Subsidiary; (viii) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree relating to employees or employment practices; (ix) no violation of any occupational safety or health standards has been asserted nor is any such proceeding pending or to the knowledge of the Company threatened with respect to the Company or any Subsidiary; and (x) no charge of discrimination in employment or employment practices, including, without limitation, discrimination based on age, gender, race, religion or other legally protected category, has been asserted nor is any such action or proceeding pending or to the knowledge of the Company threatened before the United States Equal Employment Opportunity Commission, or any other governmental authority in any jurisdiction.

               SECTION 3.12   Contracts.
                              ---------

               (a) Section 3.12 of the Company Disclosure Schedule lists each of the following written or oral contracts and agreements of the Company and each Subsidiary (such contracts and agreements being "Material Contracts"):
                                                 ------------------

          (i) each contract and agreement for the purchase of personal property or to provide services to the Company that involves the payment of $100,000 or more in any one-year period;

          (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, or any other contract that compensates any Person based on any sales by the Company or any Subsidiary is a party or any other contract that compensates any Person based on any sales by the Company or any Subsidiary that can in any case reasonably be expected to result in payments of $100,000 or more in any one-year period;

          (iii)  all leases and subleases of real property;

          (iv) all leases of personal property with lease payments greater than $100,000 per year;

          (v) all contracts and agreements relating to indebtedness (other than trade indebtedness) of the Company or any Subsidiary, including, without limitation, any contracts and agreements in which the Company or any Subsidiary is a guarantor of indebtedness;

          (vi) all contracts and agreements with any Governmental Entity to which the Company or any Subsidiary is a party;

          (vii) all contracts and agreements that limit or purport to limit the ability of the Company or any Subsidiary to compete in any line of business, with any Person, in any geographic area or during any period of time;

          (viii) since January 1, 1998, all contracts relevant to the Company's business that contain confidentiality requirements (including all nondisclosure agreements);

          (ix) all contracts and agreements between or among the Company or any Subsidiary and any stockholder of the Company or any Subsidiary or any affiliate of such Person;

          (x) all contracts and agreements relating to the voting rights or obligations of a stockholder of the Company or any Subsidiary;

          (xi) all contracts to manufacture any products or components for any third party, or to supply or distribute any products or components to any third party involving a payment or payments of $100,000 in the aggregate in any one-year period;

          (xii) all contracts regarding the acquisition, issuance or transfer of any securities and each contract affecting or dealing with any securities of the Company or any Subsidiary, including, without limitation, any restricted stock agreements or escrow agreements;

               (xiii) all contracts providing for indemnification of any officer, director, employee or agent;

               (xiv) all contracts related to or regarding the performance of consulting, advisory or other services or work of any type of any third party involving the payment in any one-year period of at least $100,000;

               (xv) all contracts involving payment of at least $100,000 that have a term of more than sixty days and that may not be terminated by the Company or any Subsidiary (without penalty) within 60 days after the delivery of a termination notice by the Company or any Subsidiary;

               (xvi) any agreement of the Company or any Subsidiary involving the payment of at least $100,000 that is terminable upon or prohibits a change of ownership or control of the Company; and

               (xvii) all contracts and agreements, whether or not made in the ordinary course of business, that contemplate an exchange of consideration with an aggregate value greater than $50,000.

          (b) Each Material Contract: (i) is valid and binding as to the Company or Subsidiary, and to the knowledge of the Company, as to the other parties thereto (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence.

          (c) The Company has delivered or made available to Parent accurate and complete copies of all Material Contracts identified in Section 3.12 of the Company Disclosure Schedule, including all amendments thereto. Section 3.12 of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form.

          (d) Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or could reasonable be expected to (i) result in a violation or breach of a Material Contract, (ii) give any entity the right to declare a default or exercise any remedy under any Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Material Contract or (iv) give any entity to the right to cancel, terminate or modify any Material Contract.

          SECTION 3.13   Environmental Matters.  The Company and each Subsidiary
(a) is in compliance in all material respects with all applicable Environmental Laws, (b) holds all Environmental Permits material to the conduct of the Company's or any Subsidiary's business and (c) is in compliance in all material respects with their respective Environmental Permits. Neither the Company nor any Subsidiary has received any written request for information or been notified that it is a potentially responsible party under CERCLA or any similar Law of any state, locality or any other jurisdiction. Neither the Company nor any Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, and to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto.

               SECTION 3.14 Intellectual Property.
                            ---------------------

               (a)  Proprietary Rights.
                    ------------------

                    (i) Company is the sole owner of all right, title and interest in and to all the Company Proprietary Rights (as defined in Section 3.14(b) below) free and clear of all liens, encumbrances, claims, rights of use and restrictions whatsoever. Any of the Company Proprietary Rights (as defined in Section 3.14(b) below) which require the execution and filing with an appropriate governmental agency, including without limitation the Patent and Trademark Office, have been so indicated in Section 3.14(a)(i) of the Company Disclosure Schedule. Any of the Company Proprietary Rights owned at any time by any predecessor of Company or by any former employer of any employee or officer of Company (collectively, "Former Owners") have been assigned in full to Company by a presently valid and enforceable instrument. There are no outstanding options, licenses or agreements of any kind relating to the Company Proprietary Rights (other than for distribution of standard object code products in the ordinary course of business) nor is Company a party to any options, licenses or agreements of any kind with respect to the Proprietary Rights of any other Person or entity which relates to the business of Company as conducted or as proposed to be conducted.

                    (ii) The Company Proprietary Rights do not infringe upon or conflict with any Proprietary Rights of any other Person, firm, corporation or other entity. There is not pending or threatened any claim or litigation contesting the right of Company to engage in its business or employ any of the Company Proprietary Rights. No Former Owner owns or controls Proprietary Rights that such Former Owner could exercise to prevent Company from exploiting the Company Proprietary Rights that were assigned from such Former Owner to Company. Company has taken reasonable security measures to protect the secrecy, confidentiality, and value of all Company Proprietary Rights. Company has only disclosed Company Proprietary Rights to third parties subject to valid, binding and enforceable non-disclosure agreements that protect such disclosed Company Proprietary Rights at least as much as Company protects Company Proprietary Rights, and in no case permits less than reasonable protection. Company has not disclosed any software source code to any third parties.

                    (iii) Any employee, consultant or other Person who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any of the Company Proprietary Rights or any part thereof, or who has knowledge of or access to information relating to it, has been put on notice that the Company Proprietary Rights are proprietary to Company and not to be divulged or misused, and has assigned or licensed all of his or her rights relating to the Company Proprietary Rights to Company. No employee of Company is in violation of any material term of any employment contract, confidentiality, proprietary information or inventions agreement, or any other contract or agreement relating to the relationship of any such employee with Company or any previous employer, and all such contracts or agreements with employees are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions. The employees of Company are not obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with their obligation to use their best efforts to promote the interests of Company or that would conflict with the business of Company as conducted or as proposed to be conducted.

                    (iv) There are no material contracts, commitments, leases, permits, and other instruments (written or oral) binding upon Company with respect to the Company Proprietary Rights except the contracts listed on
Section 3.14(a)(iv) of the Company Disclosure Schedule. Company has delivered to Parent true and complete copies of all such items and any amendments thereto. All of such contracts, commitments, leases, permits and instruments are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions, and Company is not in material default nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a material default with respect to the payment or performance of any obligation thereunder; and no claim of such a material default has been asserted and there is no basis or alleged basis upon which such a claim could be made. Company has not received any notice or notices claiming any such material default or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

               (b) As used in this Agreement, "Proprietary Rights" shall mean all rights, title and interests in and to inventions (whether or not patentable), ideas, formulae, software (in source and object code form), process engineering, art works, schematic drawings, processes, product plans, logos, trademarks, trademark applications, service marks, copyrights, trade names, trade secrets, know-how, technical information, patents, patent applications, databases, employee lists and customer lists, and other intangible or proprietary rights of any form or nature throughout the world, and "Company Proprietary Rights" shall mean all Proprietary Rights necessary to conduct the business of Company and each Subsidiary as conducted or as proposed to be conducted.

               SECTION 3.15 Returns and Complaints. The Company has received
                            ----------------------
no material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof, other than minor, nonrecurring warranty problems.

               SECTION 3.16 Taxes.
                            -----

               (a) (i) All returns and reports in respect of Taxes (as defined herein) required to be filed with respect to the Company and each Subsidiary have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete in all respects; (iv) no adjustment relating to such returns has been proposed by any Tax authority, and to the knowledge of the Company, no basis exists for any such adjustment; (v) there are no pending actions or proceedings; or, to the knowledge of the Company, actions or nor have any such actions or proceedings been threatened in writing; (vi) no consent under Section 341(f) of the

Code has been filed with respect to the Company or any Subsidiary; (vii) there are no Tax liens on any assets of the Company or any Subsidiary; (viii) neither the Company nor any Subsidiary or any affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company of any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to Section 280G(b)(4)); (ix) neither the Company nor any Subsidiary is doing business in nor engaged in a trade or business in any jurisdiction in which it has not filed any applicable income or franchise tax return required to be filed by applicable Law; and (x) no power of attorney is currently in force or has been granted with respect to any matter relating to Taxes that could affect the Company or any Subsidiary.


               (b) Neither the Company nor any Subsidiary is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code.

               (c)  As used in this Agreement, "Taxes" shall mean any and all
                                                -----
taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration or documentation fees; and customs duties, tariffs or similar charges.

               SECTION 3.17 Vote Required. The only votes of the holders of any
                            -------------
classes or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement are the affirmative votes of the holders of the requisite number of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock and Company Series C Preferred Stock, voting as separate series.

               SECTION 3.18 Assets. Except as set forth in Section 3.17 of the
                            ------
Company Disclosure Schedule, the Company and each Subsidiary owns, leases or has the legal right to use all of the properties and assets, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 3.14 hereof), used or intended to be used in the conduct of the business of the Company or any Subsidiary or otherwise owned, leased or used by the Company or any Subsidiary (all such properties and assets being the "Assets"). Except as set forth in Section 3.17 of the Company
                  ------
Disclosure Schedule, the Company or a Subsidiary has good and marketable title to, or in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all liens, pledges or encumbrances except for (x) liens for current taxes not yet due and payable and
(y) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company and the Subsidiaries. The equipment used in the operations of the business of the company and each subsidiary is, taken as a whole, in good operating condition and repair in all material respects, ordinary wear and tear excepted.

               SECTION 3.19 Owned Real Property The Company and the Subsidiaries
                            -------------------
do not own any real property.

               SECTION 3.20 Certain Interests.
                            -----------------

               (a) No stockholders owning more than 5% of the Company any affiliate of any such stockholder, any officer or director of the Company or any Subsidiary, or to the knowledge of the Company, any immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                    (i) has any direct or indirect financial interest in any creditor, competitor, supplier, manufacturer, agent, representative, distributor or customer of the Company or any Subsidiary; provided, however, that the
                                              --------  -------
ownership of securities representing no more than 1% of the outstanding voting power of any creditor, competitor, supplier, manufacturer, agent, representative, distributor or customer, and which securities are listed on any national securities exchange or actively traded in the national over-the-counter market, shall not be deemed to be a "financial interest" as long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer, manufacturer, agent, representative, distributor or customer of the Company;

                    (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property that the Company or any Subsidiary uses in the conduct of its business (except for any such ownership or interest resulting from the ownership of securities in a public company);

                    (iii) has any claim or cause of action against the Company or any Subsidiary; or

                    (iv) except as set forth in Section 3.20(a)(iv) of the Company Disclosure Schedule, has outstanding any indebtedness to the Company or any Subsidiary.

               (b) Except as set forth in Section 3.20(b) of the Company Disclosure Schedule, except for the payment of employee compensation in the ordinary course of business, neither the Company nor any Subsidiary has any liability or any other obligation of any nature to any stockholder of the Company or any affiliate thereof or to any officer or director of the Company or any Subsidiary, or to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

               SECTION 3.21 Insurance Policies. Section 3.20 of the Company
                            ------------------
Disclosure Schedule sets forth a true and complete list of all insurance policies held by the Company or any Subsidiary and any claims thereunder. True and complete copies of all such policies have been provided or made available by the Company to Parent. All premiums due under such policies as of the date hereof have been paid. Neither the Company nor any Subsidiary has failed to give any notice or present any claim under any such policy in a timely fashion. Such insurance to the date hereof has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof. Since December 31, 1999, neither the Company nor any Subsidiary has received any notice or other communication regarding any actual or possible (a) cancellation or termination of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

               SECTION 3.22 Brokers. Except as set forth in Section 3.22 of the
                            -------
Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Merger, the transactions contemplated by this Agreement, or in connection with any financing contemplated since January 1, 2000. The Company has heretofore furnished to Parent a complete and correct copy of all agreements pursuant to which any such firm would be entitled to any payment in connection with this Agreement, the Merger or the transactions contemplated by this complete Agreement. The Company's stockholders are responsible for any such fees payable by the Company.

               SECTION 3.23 State Takeover Statutes. There are no restrictions
                            -----------------------
on business combinations contained in the URBCA that apply or will apply to the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

               SECTION 3.24 Customers and Suppliers. Section 3.24 of the Company
                            -----------------------
Disclosure Schedule contains a complete list of all customers that individually accounted for more than 5% of the Company's consolidated gross revenues during the fiscal year ended December 31, 1999 and the most recent fiscal quarter ended September 30, 2000, and no material supplier of the Company nor any Subsidiary has cancelled or otherwise terminated, prior to the expiration of the contract term, or to the Company's knowledge, made any written threat to the Company or any Subsidiary to cancel, reduce the supply or otherwise terminate its relationship with the Company or any Subsidiary. Neither the Company nor any Subsidiary has (i) breached (so as to provide a benefit to the Company that was not intended by the parties) any agreement with, or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier of the Company or any Subsidiary.

               SECTION 3.25 Inventory. All inventory of the Company and the
                            ---------
Subsidiaries, whether or not reflected on the Reference Balance Sheet, consists of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Reference Balance Sheet. All inventories not written-off have been priced at the lower of cost or market on a first-in, first-out basis. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, are not excessive in the present circumstances of the Company and the Subsidiaries.

               SECTION 3.26 Accounts Receivable, Bank Accounts. All accounts
                            ----------------------------------
receivable of the Company and the Subsidiaries reflected on the Reference Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 30 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Reference Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company and the Subsidiaries that have arisen since the date of

Reference Balance Sheet are valid receivables subject to no setoffs or counterclaims and are collectible (within 30 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Reference Balance Sheet. Section 3.26 of the Company Disclosure Schedule describes each account maintained by or for the benefit of the Company or any Subsidiary at any bank or other financial institution

               SECTION 3.27 Powers of Attorney. There are no outstanding powers
                            ------------------
 of attorney executed on behalf of the Company or any Subsidiary.

               SECTION 3.28 Offers. The Company has suspended or terminated, and
                            ------
had the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all or substantially all of the assets of Company and the Subsidiaries with parties other than Parent.

               SECTION 3.29 Warranties. No product or service manufactured,
                            ----------
sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company or the appropriate Subsidiary, which are set forth in Section 3.29 of the Company Disclosure Schedule and (ii) manufacturers' warranties for which neither the Company nor any Subsidiary has any liability. Section 3.29 of the Company Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under any guaranty, warranty, right of return or indemnity provisions during each of the fiscal years and the interim period covered by the Audited Financial Statements; and neither the Company nor any Subsidiary knows of any reason why such expenses should significantly increase as a percentage of sales in the future.

               SECTION 3.30 Books and Records. The minute books and other
                            -----------------
similar records of the Company and the Subsidiaries contain complete and accurate records in all material respects of all actions taken at any meetings of the Company's stockholders, Board of Directors of any committee thereof, and all written consents executed in lieu of any such meeting. The books and records of the Company accurately reflect the assets, liabilities, business, financial condition and results of operations of the Company and the Subsidiaries and have been maintained in accordance with good business and bookkeeping practices.

               SECTION 3.31 Tax Matters. To the knowledge of the Company,
                            -----------
neither the Company nor any Subsidiary has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

               SECTION 3.32 No Misstatements. No representation or warranty made
                            ----------------
by the Company in this Agreement, the Company Disclosure Schedule or any certificate delivered or deliverable pursuant to the terms hereof, contains or will contain, any untrue statement of a material fact, or omits, or will omit, when taken as a whole, any material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
            -------------------------------------------------------

               Except as set forth in (i) the disclosure schedule delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule"), which provides an exception to or
                --------------------------
otherwise qualifies in reasonable detail with specific Section references, the representations or warranties of Parent and Merger Sub specifically referred to therein, or (ii) in Parent SEC Reports (as defined in Section 4.05), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

               SECTION 4.01 Organization and Qualification.
                            ------------------------------

               (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of California.

               (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah.

               (c) Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). The Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               SECTION 4.02 Authority Relative to This Agreement. Each of Parent
                            ------------------------------------
and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than with respect to the Merger, the filing and recordation of appropriate merger documents as required by the URBCA). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub, and assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

               SECTION 4.03 Capital Structure. As of September 30, 2000, the
                            -----------------
authorized capital stock of Parent consists of (a) 200,000,000 shares of Parent Common Stock and (b)10,000,000 shares of Preferred Stock ("Parent Preferred Stock"). As of September 30, 2000, (i) 52,530,934 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) no shares of Parent Preferred Stock were issued and outstanding, and (iii) 6,951,643 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding options to purchase Parent Common Stock, as described in Parent SEC Reports (as defined in Section 4.05). As of the date hereof, no shares of Parent Preferred Stock are issued and outstanding. As of the date hereof, except for outstanding options referred to in clause (iii) above, there are no outstanding options or warrants, or agreements relating to the issuance of capital stock of Parent or obligating Parent to issue or sell any shares of its capital stock. The shares of Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of stockholders, and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

               SECTION 4.04 No Conflict; Required Filings and Consents. (a) The
                            ------------------------------------------
execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate their respective organizational documents,
(ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate in any material respect any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

               (b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for pre-merger notification requirements of the HSR Act, (ii) for the filing and recordation of appropriate merger documents as required by the URBCA, (iii) any filings as may be required under applicable federal and state securities laws, including, without limitation, qualification pursuant to Section 25121 of the California General Corporations Law and the filing of a Notification of Listing of Additional Shares with NASDAQ, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

               SECTION 4.05 SEC Filings; Financial Statements.
                            ---------------------------------

               (a) Parent has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since
                                                                    ---
November 1999 through the date of this Agreement (collectively, the "Parent SEC
                                                                     ----------
Reports"). As of the respective dates they were filed, (i) the Parent SEC
-------
Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), or the Securities Exchange Act of
                             --------------
1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as the case may be, and (ii) the Parent SEC
                 ------------
Reports, when read together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with U.S. GAAP accounting standards applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 8-K of the SEC) and each presented or will present fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect). The term "Parent Material Adverse Effect" means any change in or effect
                   ------------------------------
on the business of Parent and its subsidiaries that is materially adverse to the business, operations, condition (financial or otherwise), assets, liabilities, or results of operations of Parent and its subsidiaries taken as a whole, except for any such changes or effects resulting from or in connection with (A) any changes in general economic conditions, (B) any decline in the price of Parent Shares or any adverse changes in the United States securities market, or (C) the announcement of the Merger or actions taken as a result of this Agreement.

               SECTION 4.06 Interim Operations of Merger Sub. Merger Sub was
                            --------------------------------
formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities, and except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Parent, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

               SECTION 4.07 Valid Issuance of Parent Shares. The shares of
                            -------------------------------
Parent to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and non-assessable, and issued in compliance with all applicable United States federal and state securities laws.

               SECTION 4.08 Brokers. Except for Bear, Stearns & Co., Inc., no
                            -------
broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

               SECTION 4.09 No Parent Shareholder Vote. Assuming the number of
                            --------------------------
shares of Parent Common Stock exchanged for Company Common Stock issued and outstanding immediately prior to the Effective Time does not exceed 10,500,000 shares of Parent Common Stock, neither the Merger nor the transactions contemplated by this Agreement shall trigger any requirement for a vote by Parent shareholders.

               SECTION 4.10 Permits. As of October 15, 2000, Parent is in
                            -------
possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent
                                                                          ------
Permits"). No suspension or cancellation of any of the Parent Permits is pending
-------
or, to the knowledge of Parent, threatened.

               SECTION 4.11 Absence of Change. Since September 30, 2000, there
                            -----------------
has been no event the occurrence of which would give rise to a duty on the part of Parent to file a Form 8-K where such form has not been filed.

               SECTION 4.12 Absence of Litigation.  As of October 15, 2000,
                            ---------------------
there is no litigation, suit, claim, action, proceeding or investigation pending (each a "Legal Proceeding") or, to the knowledge of Parent, threatened, or any
         ----------------
property or asset owned or used by the Parent or for which Parent has or may have assumed, either contractually or by operation of law, liability before any court, arbitrator or Governmental Entity, which could reasonably be expected, if resolved adversely to Parent, to materially impair the operations of Parent. To Parent's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for, the commencement of any Legal Proceeding. Neither Parent nor any property or assets of Parent is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or to the knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity.

               SECTION 4.13 Material Contracts.
                            ------------------

               (a) Section 4.13 of the Parent Disclosure Schedule sets forth each Material Contract of Parent (for the purposes of this Section 4.13, the term Material Contract shall have the same meaning given to that term in Item 601(b)(10) of Regulation S-K of the Securities Act) required to be disclosed on Parent's most recent annual report on Form 10-K and any Material Contracts entered into by Parent since January 1, 2000. Each Material Contract is valid and binding as to Parent, and to the knowledge of Parent, as to the other parties thereto (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), and is in full force and effect, and upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence.

               (b) Except as set forth in Section 4.13 of the Parent Disclosure Schedule, to Parent's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or could reasonable be expected to (i) result in a violation or breach of a Material Contract, (ii) give any entity the right to declare a default or exercise any remedy under any Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Material Contract or (iv) give any entity to the right to cancel, terminate or modify any Material Contract.

                                   ARTICLE V

                   CONDUCT OF BUSINESSES PENDING THE MERGER
                   ----------------------------------------

               SECTION 5.01 Conduct of Business by the Company and the
                            ------------------------------------------
Subsidiaries Pending the Merger. During the period from the date of this
-------------------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, and shall cause each Subsidiary, (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due (subject to good faith disputes over such debts or taxes), to pay or perform other obligations when due, and to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, to keep available the services of its present officers and key employees and consultants and to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company.

               By way of amplification and not limitation, except as contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose to do, any of the following without the prior written consent of Parent:

               (a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

               (b) issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company or any Subsidiary, except pursuant to the terms of options, warrants or preferred stock outstanding on the date of this Agreement;

     (c) sell, lease, license, pledge, grant, encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business;

     (d) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of its capital stock;

     (e) split, combine, subdivide, redeem or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

     (f) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets thereof;

     (g)  institute or settle any Legal Proceeding;

     (h) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances;

     (i) authorize any capital expenditure in excess of $50,000, individually or in the aggregate;

     (j) enter into any lease or contract for the purchase or sale of any property, real or, for purchases in excess of $50,000 individually or in the aggregate, personal;

     (k)  waive or release any material right or claim;

     (l) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

     (m) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or options granted under any employee stock plan or agreement or authorize cash payments in exchange for any options granted under any of such plan or agreement except as specifically required by the terms of such plans or agreements in effect as of the date of this Agreement;

     (n) take any action to cause, or fail to take any action to prevent, the accelerated vesting and exercisability of the Company Options;

     (o) extend any offers for the provision of services to potential employees, consultants or independent contractors other than offers of employment to potential employees lower than director-level that are "at will" and do not provide for severance obligations;

     (p)  amend or terminate any Material Contract;

     (q) enter into, amend or terminate any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01;

     (r) other than in the ordinary course of business consistent with past practice, enter into any licensing, distribution, OEM, sponsorship, advertising, merchant program contracts, agreements or obligations, or other similar contracts, agreements, or obligations, which may not be cancelled by the Company upon notice of 30 days or less without penalties;

     (s) enter into any contract or agreement material to the business, results of operations or financial condition of the Company;

     (t) take any action, other than reasonable and usual action in the ordinary course of business and consistent with past practice, with respect to accounting policies, principles or procedures;

     (u) make or change any material Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any Subsidiary, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any Subsidiary, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of the Company or any Subsidiary or Parent;

     (v) (i) sell, assign, lease, terminate, abandon, transfer, permit to be encumbered, otherwise dispose of or grant any security interest in any item of Owned Intellectual Property or Licensed Intellectual Property, in whole or in part, (ii) grant any license with respect to any Owned Intellectual Property, other than the license of Company Software to customers of the Company or any Subsidiary to whom the Company or any Subsidiary licenses such Company Software in the ordinary course of business, (iii) develop, create or invent any Intellectual Property jointly with any third party, or (iv) disclose, or allow to be disclosed, any confidential Owned Intellectual Property, unless such Owned Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

     (w) make (or become obligated to make) any payments to any of the parties set forth on Schedule 6.08 in the aggregate in excess of the Financing Proceeds;

     (x) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

     (y) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

     (z) take any action or fail to take any action that would cause there to be a Company Material Adverse Effect;

     (aa) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent and Merger Sub;

     (bb) write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $50,000 with respect to a single matter, or in excess of $50,000 in the aggregate; or

     (cc) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (cc) above, or any action which is reasonably likely to make any of the Company's representations or warranties contained in this Agreement untrue or incorrect on the date made (to the extent so limited) or as of the Effective Time.

     SECTION 5.02  Notification of Certain Matters.  Parent shall give prompt
                   -------------------------------
notice to the Company, and the Company shall give prompt notice to Parent, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice
                              --------  -------
pursuant to this Section 5.02 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

     SECTION 6.01  Stockholder Approval. The Company shall promptly, after the
                   --------------------
date of this Agreement and in accordance with applicable Law, the Company's Articles of Incorporation and Bylaws, convene a meeting of its stockholders or solicit written consents to obtain their approval and adoption of this Agreement, the Merger and the transactions contemplated by this Agreement. The Company shall ensure that the stockholders' meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the stockholders' meeting are solicited, or in the alternative, that written consents are solicited, in compliance with applicable Law, the Company's Articles of Incorporation and Bylaws, and all other applicable legal requirements. The Company agrees to use it best efforts to take all action necessary or advisable to secure the necessary votes required by applicable Law, the Company's Articles of Incorporation and Bylaws to effect the Merger.

     SECTION 6.02  Access to Information; Confidentiality.
                   --------------------------------------

     (a) From the date of this Agreement to the Effective Time, the Company shall: (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives"), at reasonable times upon prior notice, access
               ---------------
to the directors, officers, employees, agents, properties, offices and other facilities of the Company and the Subsidiaries and to the books and records thereof and (ii) promptly furnish information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Subsidiaries as Parent or its Representatives may reasonably request.

     (b) From the date of this Agreement to the Effective Time, the Parent shall provide to Company and its Representatives, at reasonable times upon prior notice, access to the chief financial officer of Parent.

     (c) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement dated October __, 2000, (the "Non-Disclosure
                                                       --------------
Agreement") between the Company and Parent.
---------

     SECTION 6.03  No Solicitation of Transactions.
                   -------------------------------

     (a) The Company will not, directly or indirectly, and will instruct its officers, directors, employees, agents, advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any Person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company, to take any such action. The Company will notify Parent immediately after receipt by the Company (or any of its officers, directors, employees, agents, advisors or other representatives) of any proposal for or inquiry respecting any Competing Transaction, or any request for nonpublic information in connection with such proposal or inquiry or for access to the properties, books or records of the Company by any Person or entity that informs or has informed the Company that it is considering making or has made such a proposal or inquiry. Such notice to Parent shall indicate in reasonable detail the identity of the Person making such proposal or inquiry and the terms and conditions of such proposal or inquiry. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

     (b)  A "Competing Transaction" means any of the following involving the
             ---------------------
Company or any Subsidiary (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such party; (iii) a tender offer or exchange offer for 15% or more of the outstanding voting securities of such party; or (iv) any solicitation in opposition to approval by the stockholders of the Company of this Agreement and the Merger.

     SECTION 6.04  Employee Benefits Matters.
                   -------------------------

     (a) All Company and each Subsidiary's employees shall continue on their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Merger Sub for its and its affiliates' employees in the United States. Parent shall provide the Company's and Subsidiaries' employees with health, welfare and other employee benefits that in the aggregate are substantially equivalent to those provided to Parent's employees in similar functions and positions. Pending such action, Parent shall maintain the effectiveness of the Company's and Subsidiaries' benefit plans.

     (b) Simultaneously with the execution of this Agreement, Parent has entered into employment agreements (collectively, the "Employment Agreements",
                                                       ---------------------
and individually, an "Employment Agreement") with the individuals set forth on
                      --------------------
Schedule 6.04(b) hereto.

     (c) Simultaneously with the execution of this Agreement, Parent has entered into option assumption agreements (collectively, the "Option Assumption
                                                              -----------------
Agreements", and individually, an "Option Assumption Agreement") with holders of
----------                         ---------------------------
Company Options set forth on Schedule 6.04(b) hereto, which Option Assumption Agreements shall provide for the waiver of any acceleration of vesting for certain options in connection with the Merger, the restriction on sales of the Parent Common Stock issuable upon exercise of the assumed Company Options, and the payment of certain cash consideration. Prior to the Effective Time, the Company shall take all reasonably best actions to ensure that all holders of Company Options shall execute an Option Assumption Agreement.

     (d) Prior to the Effective Date, Parent shall use reasonably best efforts to enter into non-disclosure and invention assignment agreements (collectively, the "Invention Assignment Agreements", and individually, an "Invention
     -------------------------------                         ---------
Assignment Agreement") with the employees of the Company that will be employees
--------------------
of Parent following the Effective Date.

     (e) Prior to the Effective Date, the Company shall take all necessary actions to obtain the requisite stockholder approval under Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code and shall require all "disqualified individuals" within the meaning of Section 280G of the Code to subject their existing benefits and payments to the stockholder approval requirements of Section 280G(b)(5) of the Code, as contemplated in the Proposed Treasury Regulations promulgated thereunder.

     (f) The Company agrees to adopt resolutions to terminate its 401(k) plan immediately prior to Closing, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plans by providing the Company with written notice of such election before the Effective Time. Unless Parent provides such notice to the Company, Parent shall receive from the Company evidence that the Company's Board of Directors has adopted resolutions to terminate the 401(k) plan (the form and substance of which resolutions shall be subject to the review and approval of Parent), effective as of the day immediately preceding the Closing Date.

     (g) The Company, and as applicable, its ERISA Affiliates, each agree to terminate any and all group severance, separation or salary continuation plans, programs or arrangements immediately prior to Closing. Parent shall receive from the Company evidence that the plans, programs or arrangements of the Company, and as applicable, each ERISA Affiliate, have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date, but contingent on the Closing.

     SECTION 6.05  Further Action; Consents; Filings.
                   ---------------------------------

     (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take or cause to be taken, all appropriate action, and do or cause to be done all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement,
(ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger, including those required under the HSR Act and (iv) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing, and if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith.

     (b) Each of Parent and the Company shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restrain of trade (collectively, "Antitrust Laws"). In connection therewith, if any
                      --------------
administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate and use all reasonable efforts to contest and resist vigorously any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that
                                   -----
prohibits, prevents, or restricts consummation of the Merger or any such other transactions contemplated by this agreement, unless by mutual agreement Parent and the Company decide that litigation is not in their respective best interests. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Parent shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Antitrust Order beyond December 31, 2000. Each of Parent and the Company shall use all reasonable efforts to take such actions as may be required to cause the expiration of the waiting periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement, provided, however, that nothing contained herein shall require either party to seek early termination of any such waiting period under the Antitrust Laws.

     (c)  Notwithstanding anything to the contrary in Section 6.05(a) or (b),
(i) neither Parent nor any of its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Parent Material Adverse Effect or of Parent combined with the Surviving Corporation after the Effective Time and (ii) neither the Company nor any Subsidiary shall be required to divest any of its respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Company Material Adverse Effect.

     (d) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending, or to the knowledge of such party, threatened, action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Parent or its subsidiaries to own or operate all or any portion of the businesses or assets of the Company.

     SECTION 6.06   Plan of Reorganization.  This Agreement is intended to
                    ----------------------
constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code, and following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

     SECTION 6.07   No Public Announcement. The initial press release relating
                    ----------------------
to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law, the Company shall not issue any press release or otherwise make any public statements without the prior written consent of Parent.

     SECTION 6.08   Expenses. If the Merger is consummated, all costs and
                    --------
expenses incurred in connection with this Agreement, the Merger and other transactions contemplated by this Agreement (including, without limitation, the fees and expenses of financial advisors, accountants and legal counsel) (i) if incurred by Parent and Merger Sub, shall be paid by Parent, (ii) if incurred by the Company and set forth in Schedule 6.08 shall be deducted from the Pro Rata Cash Distribution pursuant to Section 2.01, and (iii) if incurred by the Company and not set forth on Schedule 6.08 shall be paid by Parent. If the Merger is not consummated, all such costs and expenses shall be paid by the party that incurred them.

     SECTION 6.09   Voting Agreements. The Company shall cause each Stockholder
                    -----------------
to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, a Voting Agreement.

     SECTION 6.10   Indemnification of Officers and Directors. (a) For six years
                    -----------------------------------------
from and after the Closing Date, Parent agrees to indemnify (including advancement of expenses) and hold harmless all past and present officers and directors of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Articles of Incorporation or Bylaws, or pursuant to employment agreements or indemnification agreements identified on the Company Disclosure Schedule or under applicable law for acts or omissions which occurred at or prior to the Effective Time; provided, however, that Parent shall not be required to indemnify outside directors of the Company for breaches or alleged breaches of statutory fiduciary duties of loyalty or care to the Company'stockholders. This indemnification shall not apply to any claim by an Indemnitee pursuant to the terms of this Agreement or any other transaction contemplated by this Agreement. This Section
6.10 shall survive the consummation of the Merger, and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Persons, their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation.

     (b) If Parent, the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.

     SECTION 6.11  Nasdaq National Market Listing. Parent shall promptly prepare
                   ------------------------------
and submit to the Nasdaq National Market a listing application covering the Parent Shares to be issued in the Merger and pursuant to the Company Options, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Shares, subject to official notice to the Nasdaq National Market of issuance, and the Company shall cooperate with Parent with respect to such listing.

     SECTION 6.12  Registration on Form S-3. If the resale of the Parent Shares
                   ------------------------
issued hereunder is not permitted under Rule 145 of the Securities Act (subject to the applicable limitations contained therein) or is not otherwise permitted without restriction under the Securities Act or any rules promulgated thereunder, Parent shall register the resale of such Parent Shares pursuant to a registration statement on Form S-3 within 90 days following the Effective Time subject to the terms of Schedule 6.12 hereof; provided, however, that in the event of a Board of Directors' determination (as such term is defined in Schedule 6.12), Parent shall have the right to delay the effectiveness of such registration for a period of up to 30 days.

     SECTION 6.13  Board Observation Rights. Parent shall grant one
                   ------------------------
representative of GMS Capital Partners the right to attend all meetings of Parent's Board of Directors until July 31, 2001 in a non-voting observer capacity, and in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in
           --------  -------
confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that Parent reserves the right to
                             -------- -------
withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Parent and its counsel or would result in disclosure of trade secrets to such representative or if GMS Capital Partners or its representative is or owns a material interest in a direct competitor of Parent.

     SECTION 6.14  Contingent Deferred Merger Consideration.  Following the
                   ----------------------------------------
Effective Time, Parent shall not take any action that would materially prejudice the Stockholders' ability to receive the full amount of the Contingent Deferred Merger Consideration, provided however, that Parent shall in no way be limited in its ability to make any decision with respect to Parent or Surviving Corporation that, in the reasonable judgement of Parent (with the advice of management of Surviving Corporation), is in the best interests of Parent and Surviving Corporation, taken as a whole, without regard to the payment or nonpayment of the Contingent Deferred Merger Consideration.

     SECTION 6.15  No Requirement of Parent Shareholder Vote. Parent convenants
                   -----------------------------------------
that, prior to Effective Time, it shall not take any actions the intent or effect of which would be to allow Parent to elect not to consummate the Merger pursuant to
Section 7.02(m) hereof.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER
                            ------------------------

     SECTION 7.01  Conditions to the Obligations of Each Party. The obligations
                   -------------------------------------------
of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

     (a)  Stockholder Approval. This Agreement shall have been approved and
          --------------------
adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the URBCA and the Company's Articles of Incorporation;

     (b)  No Order.  No Governmental Entity or court of competent jurisdiction
          --------
located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and

     (c)  HSR Act.  Any waiting period (and any extension thereof) applicable to
          -------
the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (d)  Tax Opinion.  The Company's stockholders and the Parent shall have
          -----------
received the opinion of Arthur Andersen LLP (or such other accounting or law firm satisfactory to the Company and Parent) to the effect that the Merger will qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code.

     SECTION 7.02  Conditions to the Obligations of Parent and Merger Sub. The
                   ------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

     (a)  Representations and Warranties.  Each of the representations and
          ------------------------------
warranties of the Company and the Subsidiaries contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect or any similar standard or qualification, shall be true and correct in all respects, and each of the representations and warranties of the Company and its Subsidiaries contained in this Agreement that are not qualified as to materiality or Company Material Adverse Effect or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the Chief Executive Officer of the Company to such effect;

     (b)  Covenants.  The Company shall have performed or complied in all
          ---------
material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect;

     (c)  Approvals.  Parent shall have received, each in form and substance
          ---------
reasonably satisfactory to Parent, (i) all required authorizations, consents, orders and approvals of all Governmental Entities and officials, if any, and
(ii) all third party consents set forth in Sections 3.05 and 3.06 herein or on the Company Disclosure Schedule;

     (d)  Dissenting Stockholders. Dissenting Shares shall comprise not more
          -----------------------
than 1% of the Company Stock outstanding immediately prior to the Effective
Time;

     (e)  No Company Material Adverse Effect. No event or events shall have
          ----------------------------------
occurred which, individually or in the aggregate, have, or could reasonably be expected to have, a Company Material Adverse Effect;

     (f)  Employment Agreements. The individuals set forth on Schedule 6.04(b)
          ---------------------
hereto remain employed by the Company and the Employment Agreements entered into with such individuals remain in full force and effect at the Effective Time;

     (g)  No Restraints. there shall not be pending or threatened any suit,
          -------------
action, investigation or proceeding to which a Governmental Entity is a party
(i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any portion of their respective businesses or assets;

     (h)  Escrow Agreement. The Company and the Stockholders' Representative
          ----------------
shall have entered into the Escrow Agreement and the Escrow Agreement shall be in full force and effect at the Effective Time;

     (i)  Termination of Employee Plans. The Company shall have provided Parent
          -----------------------------
with evidence, reasonably satisfactory to Parent, as to the termination of the Plans;

     (j)  Opinion of Company's Counsel. Parent shall have received the opinion
          ----------------------------
of Doepken Keevican & Weiss Professional Corporation, counsel to the Company, or another counsel reasonably satisfactory to Parent substantially in the form attached hereto as Exhibit E;
                   ---------

     (k)  Secretary's Certificate. A certificate executed by the Secretary of
          -----------------------
the Company attaching and certifying as to the Company's current Articles of Incorporation and Bylaws and the resolutions of the Company's Board of Directors and stockholders approving and adopting this Agreement and the transactions relating thereto;

     (l)  No Parent Shareholder Vote. Neither the Merger nor the transactions
          --------------------------
contemplated by this Agreement shall trigger any requirement for a vote by Parent shareholders.

     (m)  FIRPTA Compliance. The Company shall have delivered to Parent a
          -----------------
properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation 1.1445-2(c)(3);

               (n)  Parachute Payments. Prior to the Effective Date, the Company
                    ------------------
shall have taken all necessary actions to obtain the requisite stockholder approval under Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code and shall require all "disqualified individuals" within the meaning of Section 280G of the Code, to subject their existing benefits and payments to the stockholder approval requirements of Section 280G(b)(5) of the Code, as contemplated in the Proposed Treasury Regulations promulgated thereunder;

               (o)  Employees. All of the individuals set forth on Schedule
                    ---------
6.04(b) shall be employed by the Company;

               (p)  Approvals. All authorizations, consents (including the
                    ---------
Material Consents), or approvals of, or notifications to any third party, required by the Company's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained;

               (q)  Board and Officer Resignations. The Company shall have
                    ------------------------------
received written letters of resignation from each of the current members of the Board of Directors and Officers of the Company, in each case effective at the Effective Time;

               (r)  Conversion of Company Preferred Stock. Each issued and
                    -------------------------------------
outstanding share of Company Preferred Stock shall have been converted on a one-for-one basis into shares of Company Common Stock in accordance with Company's Articles of Incorporation, and each holder thereof shall have waived prior notice of the consummation of the Merger;

               (s)  Termination of Warrants. All outstanding warrants to
                    -----------------------
purchase Company Stock shall have been exercised or terminate by their terms as of the Effective Time;

               (t)  Termination of Company Agreements. The Company's agreements
                    ---------------------------------
on Schedule 7.02(t) shall have been terminated;

               (u)  Termination of 401(k) Plan. The Company shall have
                    --------------------------
terminated Company's 401(k) Plan effective at least one day prior to the Closing Date and no further contributions shall have been made to the 401(k) Plan. The Company shall have provided to Parent (i) executed resolutions of the board of directors of the Company authorizing the termination and (ii) an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination;

               (v)  Listing. The Parent Shares to be issued in the Merger shall
                    -------
have been approved for listing (subject to notice of issuance) on the Nasdaq National Market; and

               (w)  Regulation D. The Parent Shares to be issued in the Merger
                    ------------
shall be exempt from the registration requirements under the Securities Act.

               SECTION 7.03   Conditions to the Obligations of the Company. The
                              --------------------------------------------
obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

               (a)  Accuracy of Representations. Each of the representations and
                    ---------------------------
warranties of Parent and Merger Sub contained in Sections 4.01 through 4.13, inclusive, of this Agreement shall be true and correct in all material respects, in each case as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate of a duly authorized officer of Parent to such effect;

               (b)  Performance of Covenants. Parent and Merger Sub shall have
                    ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect;

               (c)  No Material Adverse Effect. No event or events shall have
                    --------------------------
occurred which, individually or in the aggregate, have, or could reasonably be expected to have, a Parent Material Adverse Effect.


               (d)  Board of Directors. As of the Effective Time, Ron Heinz
                    ------------------
shall be appointed to Parent's Board of Directors.

               (e)  Opinion of Parent's Special Counsel. The Company shall have
                    -----------------------------------
received the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, special counsel to Parent, or another counsel reasonably satisfactory to the Company, substantially in the form attached hereto as Exhibit F.
---------

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

               SECTION 8.01   Termination. This Agreement may be terminated and
                              -----------
the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

               (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

               (b) by either Parent or the Company if the Effective Time shall not have occurred on or before January 31, 2001; provided, however, that the
                                                 --------  -------
right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before January 31, 2001;

               (c) there shall be any Order which is final and nonappealable preventing the consummation of the Merger;

               (d) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) and 7.02(b) would not be satisfied ("Terminating Company Breach"); provided,
                                     --------------------------    --------
however, that, if such Terminating Company Breach is curable by the Company
-------
through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.01(d) unless such breach is not cured within 30 days after notice thereof is provided by Parent to the Company (but no cure period is required for a breach which, by its nature, cannot be cured);

               (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) and 7.03(b) would not be satisfied ("Terminating Parent
                                                      ------------------
Breach"); provided, however, that, if such Terminating Parent Breach is curable
-------   --------  -------
by Parent and Merger Sub through the exercise of their respective best efforts and for so long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(e) unless such breach is not cured within 30 days after notice thereof is provided by the Company to Parent (but no cure period is required for a breach which, by its nature, cannot be cured); or

               (f) by Company, in the event Parent executes a definitive agreement that would result in a Change of Control Event of Parent.

               SECTION 8.02   Effect of Termination. In the event of termination
                              ---------------------
of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, provided, however, that (i) Sections 6.02(b) and 6.08 and Articles VIII and IX
--------  -------
shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

               SECTION 8.03   Amendment. This Agreement may be amended by the
                              ---------
parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               SECTION 8.04   Waiver. At any time prior to the Effective Time,
                              ------
any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in writing and signed by the party or parties to be bound thereby.

                                  ARTICLE IX

                                INDEMNIFICATION
                                ---------------

               SECTION 9.01   Survival of Representations and Warranties. The
                              ------------------------------------------
representations and warranties of the Company contained in this Agreement and the Voting Agreements (collectively, the "Acquisition Documents") shall survive
                                          ---------------------
the Effective Time for a period of twelve (12) months. The Representations and Warranties of Parent and Merger Sub do not survive the Effective Time and shall terminate as of the Effective Time. Neither the period of survival nor the liability of a party hereto with respect to such party's representations and warranties shall be reduced by any investigation made at any time (whether before or after the Effective Time) by or on behalf of another party hereto or by any actual, implied or constructive knowledge or notice of any facts or circumstances that any party may have as a result of any such investigation or otherwise. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party hereto to another party hereto, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

               SECTION 9.02   Indemnification by the Stockholders.
                              -----------------------------------

               (a) After the Effective Time, Parent and its affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the "Parent
                                                                         ------
Indemnified Parties") shall be indemnified and held harmless by the
-------------------
Stockholders, jointly and severally, for any and all Liabilities, losses, damages of any kind, diminution in value, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, amounts paid in settlement and penalties (including, without limitation, attorneys', consultants' and experts' fees and expenses and other costs of defending, investigating or settling claims) actually suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter, a "Loss"), arising out of or resulting from:
                 ----

                    (i) the breach of any representation or warranty (without giving effect to any qualification as to materiality (or similar qualifications) contained therein) made by the Company or such Stockholder in the Acquisition Documents;

                    (ii) the breach of any covenant or agreement made by the Company or such Stockholder in the Acquisition Documents;

                    (iii) Losses from breach of contract or other claims made by any party alleging to have had a contractual or other right to acquire the Company's capital stock or assets; or

                    (iv) the value of any tax deduction lost by the Company by virtue of the application of Section 280G of the Code.

               (b) Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud:

                    (i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 9.02(a) that may be recovered from the Stockholders shall not exceed 10% of the Aggregate Merger Consideration; and

                    (ii) no indemnification payment by the Stockholders with respect to any indemnifiable Loss otherwise payable under Section 9.02(a) and arising out of or resulting from the causes enumerated in Section 9.02(a) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than $250,000, after which time the Stockholders shall be liable in full for all indemnifiable Losses in excess of $250,000, provided, however, that the limitations set forth above in each of clauses (i) and (ii) shall not be operative with respect to Losses arising from breaches of any of the Company Basic Representations. As used herein, Company Basic Representations shall mean the representations and warranties set forth in Sections 3.04 and 3.05.

               SECTION 9.03   Indemnification Procedures.
                              --------------------------
               (a) For purposes of this Section 9.03, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the
                                                     -----------------
party which may be entitled to indemnification is referred to as the "Indemnified Party".
 -----------------

               (c) The obligations and Liabilities of Indemnifying Parties under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following
  ------------------
additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give all Indemnifying Parties notice of such Third Party Claim within 90 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide
                                  --------  -------
such notice shall not release an Indemnifying Party from any of its obligations under this Article IX except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

               (d) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim (and in the case where a Parent Indemnified Party is the Indemnified Party, (i) Parent has reasonably determined that losses which may be incurred as a result of the Third Party Claim do not exceed individually, or when aggregated with all other losses subject to indemnification under Section 9.02, the maximum aggregate amount of indemnifiable losses set forth in such Section, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable remedy, (iii) settlement of or an adverse judgement with respect to the Third Party Claim is not, in the good faith judgement of Parent, likely to establish a precedential custom or practice adverse to the continuing business interests of Parent or to increase the Tax liability of Parent or the Company), then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice (such counsel to be reasonably acceptable to Parent) if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, if there exists or is reasonably
                       --------  -------
likely to exist a conflict of
interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnifying Party shall conduct the defense of the Third Party Claim actively and diligently and the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by any party conducting the defense against such claim without the prior written consent of the other party; provided, however, if the Stockholders are
                                    --------  -------
the Indemnifying Parties and are not entitled to assume the defense against such Third Party Claim pursuant to this paragraph, the Parent Indemnified Party shall have the right to consent to the entry of any judgement or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent need not consult with, or obtain any consent from, the Stockholders or the Stockholders' Representative in connection therewith).

               SECTION 9.04   Stockholders' Representative. GMS Capital
                              ----------------------------
Partners, L.P. (such Person and any successor or successors being the "Stockholders' Representative") shall act as the representative of the
 ----------------------------
Stockholders, and shall be authorized to act on behalf of the Stockholders and to take any and all actions required or permitted to be taken by the Stockholders' Representative under this Agreement or the Escrow Agreement, with respect to any claims (including the settlement thereof) made by Parent or the Stockholders for indemnification pursuant to this Article IX of the Agreement and with respect to any actions to be taken by the Stockholders' Representative pursuant to the terms of the Escrow Agreement. The Stockholders shall be bound by all actions taken by the Stockholders' Representative in its capacity thereof, except for any action that conflicts with the limitation set forth in the final sentence of this Section 9.04. The Stockholders' Representative shall promptly, and in any event within five business days, provide written notice to the Stockholders of any action taken on their behalf by the Stockholders' Representative pursuant to the authority delegated to the Stockholders' Representative under this Section 9.04. The Stockholders' Representative shall at all times act in his or her capacity as Stockholders' Representative in a manner that the Stockholders' Representative believes to be in the best interest of the Stockholders. Neither the Stockholders' Representative nor any of its directors, officers, agents or employees shall be liable to any Person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement or the Escrow Agreement, except in the case of the Stockholders' Representative's gross negligence, bad faith or willful misconduct. The Stockholders' Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Stockholders' Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Escrow Agreement. As to any matters not expressly provided for in this Agreement or the Escrow Agreement, the Stockholders' Representative shall not be required to exercise any discretion or take any action. Each Stockholder severally shall indemnify and hold harmless and reimburse the Stockholders' Representative from and against such Stockholder's ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Stockholders' Representative arising out of or resulting from any action taken or omitted to be taken by the Stockholders' Representative under this Agreement or the Escrow Agreement, other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Stockholders' Representative's gross negligence, bad faith or willful misconduct. Notwithstanding anything to the contrary herein or in the Escrow Agreement, (a) the Stockholders' Representative is not authorized to, and shall not, accept on behalf of any Stockholder any merger consideration to which such Stockholder is entitled under this Agreement and (b) the Stockholders' Representative shall not in any manner exercise, or seek to exercise, any voting power whatsoever with respect to shares of capital stock of the Company or Parent now or hereafter owned of record or beneficially by any Stockholder unless the Stockholders' Representative is expressly authorized to do so in a writing signed by such Stockholder. In all matters relating to this Article IX, the Stockholders' Representative shall be the only party entitled to assert the rights of the Stockholders, and the Stockholders' Representative shall perform all of the obligations of the Stockholders hereunder. Parent shall be entitled to rely on all statements, representations and decisions of the Stockholders' Representative.

                                   ARTICLE X

                              GENERAL PROVISIONS
                              ------------------

               SECTION 10.01  Notices. All notices, requests, claims, demands
                              -------
and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

               (a)  if to Parent or Merger Sub:

                              SonicWall, Inc.
                              1160 Bordeaux Drive
                              Sunnyvale, CA 94089
                              Facsimile No.: (408) 962-1201
                              Attention: Zachary Abrams
                         with a copy to:

                              Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                              155 Constitution Drive
                              Menlo Park, California 94025
                              Facsimile No.: (650) 463-5449
                              Attention: Gregory K. Miller

               (b)  if to the Company:
                              Phobos Corporation
                              348 East 4500 South
                              Salt Lake City, Utah 84107
                              Facsimile No.: (408) 962-1201
                              Attention: Ron Heinz

                         with a copy to:

                              Doepken Keevican & Weiss
                              Professional Corporation
                              58/th/ Floor USX Tower
                              600 Grant Street
                              Pittsburgh, PA 15219
                              Facsimile No.: (412) 355-2609
                              Attention: Leo A. Keevican, Jr., Esq.

               SECTION 10.02  Certain Definitions.
                              -------------------
               (a) As used in this Agreement, the following terms shall have the following meanings:

                    (i)  "affiliate" of a specified Person means a Person who
                          ---------
directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person.

                    (ii) "beneficial owner" with respect to any shares means a
                          ----------------
Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

                    (iii)  "business day" means any day on which banks are not
                            ------------
required or authorized to close in Sunnyvale, California.

                    (iv)   "CERCLA" means the Comprehensive Environmental
                            ------
Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

                    (v)    "Company Software" means Software (A) material to the
                            ----------------
operation of the business of the Company or any Subsidiary, including all computer software and databases operated by the Company or any Subsidiary on its web sites or used by the Company or any Subsidiary in connection with processing customer orders, storing customer information, or storing or archiving data, and
(B) manufactured, distributed, sold, licensed or marketed by the Company or any Subsidiary.

                    (vi)   "control" (including the terms "controlled by" and
                            -------
"under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                    (vii)  "Environmental Laws" means any federal, state or
                            ------------------
local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

                    (viii) "Environmental Permits" means any permit, approval,
                            ---------------------
identification number, license and other authorization required under any applicable Environmental Law.

                    (ix)   "Hazardous Materials" means (a) any petroleum,
                            -------------------
petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                    (x)    "Intellectual Property" means: (a) United States,
                            ---------------------
foreign and international patents, patent applications and statutory invention registrations, (b) trademarks, service marks, domain names, trade dress, logos, and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, (d) Software, (e) confidential and proprietary information, including trade secrets and know-how, and (f) rights of privacy, publicity and endorsement, and all other rights associated therewith in any jurisdiction.

               (xi)     "knowledge of the Company" or "the Company's knowledge"
                         ------------------------      -----------------------
means the knowledge of the directors and officers of the Company and such knowledge that would be imputed to such Persons upon due investigation.

               (xii)    "Legal Proceedings" means a private or governmental
                         -----------------
action, suite, proceeding, claim, arbitration or investigation pending before any agency, court, or tribunal, foreign or domestic.

               (xiii)   "Licensed Intellectual Property" means all Intellectual
                         ------------------------------
Property licensed to the Company pursuant to the Licenses.

               (xiv)    "Licenses" mean (A) licenses of Intellectual Property by
                         --------
the Company or any Subsidiary to third parties, (B) licenses of Intellectual Property by third parties to the Company or any Subsidiary, and (C) agreements between the Company or any Subsidiary and third parties relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking advertisement, or other practices with respect to Internet web sites.

               (xv)     "Owned Intellectual Property" means all Intellectual
                         ---------------------------
Property owned by the Company or any Subsidiary.

               (xvi)    "Person" means an individual, corporation, partnership,
                         ------
limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

               (xvii)   "Software" means computer software, programs and
                         -------
databases in any form, including Internet web sites, web content and links, all versions, updates, corrections, enhancements, and modifications thereof, and all related documentation.

               (xviii)  "subsidiary" or "subsidiaries" of any Person means any
                         ----------      ------------
corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (b) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

Term                                                             Section
----                                                             -------
Acquisition Documents..........................................  9.01
affiliate......................................................  10.02(a)
Aggregate Common Merger Consideration..........................  2.01(b)
Agreement......................................................  Preamble
Antitrust Laws.................................................  3.16
Assets.........................................................  6.05(b)
Audited Financial Statements...................................  3.08(a)
beneficial owner...............................................  10.02(a)

Board of Directors' Determination..............................  Sch. 6.12
business day...................................................  10.02(a)
CERCLA.........................................................  10.02(a)
Change of Control Event........................................  2.02(c)
Closing........................................................  1.02
Closing Date...................................................  1.02
Code...........................................................  Recitals
Common Stock Exchange Ratio....................................  2.01(b)
Company........................................................  Preamble
Company Common Stock...........................................  Recitals
Company Disclosure Schedule....................................  Article III
Company Material Adverse Effect................................  3.01
Company Permits................................................  3.07
Company Preferred Stock........................................  Recitals
Company Proprietary Rights.....................................  3.14(b)
Company Series A Preferred Stock...............................  Recitals
Company Series B Preferred Stock...............................  Recitals
Company Series C Preferred Stock...............................  Recitals
Company Share Certificates.....................................  2.03(a)
Company Software...............................................  10.02(a)
Company Stock..................................................  Recitals
Company Options................................................  2.05(a)
Company's knowledge............................................  10.02(a)
Competing Transaction..........................................  6.03(b)
Contingent Deferred Merger Consideration.......................  2.02(c)
control........................................................  10.02(a)
Dissenting Shares..............................................  2.06(a)
Effective Time.................................................  1.02
Employment Agreements..........................................  6.04(b)
Environmental Laws.............................................  10.02(a)
Environmental Permits..........................................  10.02(a)
ERISA..........................................................  3.11(a)
ERISA Affiliate................................................  3.11(e)
Escrow Account.................................................  2.03(b)
Escrow Agent...................................................  2.03(b)
Escrow Agreement...............................................  2.03(b)
Escrow Fund....................................................  2.03(b)
Escrow Shares..................................................  2.01(b)
Exchange Act...................................................  4.05
Exchange Agent.................................................  2.03(a)
Financing Proceeds.............................................  2.01(b)
Former Owners..................................................  3.14(a)
Fully Diluted Common Shares Amount.............................  2.01(b)
Governmental Entity............................................  3.06(b)
Hazardous Materials............................................  10.02(a)
HSR Act........................................................  3.06(b)

Indemnified Party..............................................  9.03(a)
Indemnifying Party.............................................  9.03(a)
Intellectual Property..........................................  10.02(a)
Interim Financial Statements...................................  3.08(a)
IRS............................................................  3.11(b)
Invention Assignment Agreement.................................  6.04(d)
Law............................................................  3.06(a)
Legal Proceeding...............................................  10.02(a)
Letter of Transmittal..........................................  2.03(a)
Liabilities....................................................  3.08(b)
Licensed Intellectual Property.................................  10.02(a)
Licenses.......................................................  10.02(a)
Loss...........................................................  9.02(a)
Material Contracts.............................................  3.12(a)
Merger.........................................................  Recitals
Merger Sub.....................................................  Preamble
Multiemployer Plan.............................................  3.11(c)
Multiple Employer Plan.........................................  3.11(c)
Non-Disclosure Agreement.......................................  6.03(b)
Option Assignment Agreement....................................  6.04(c)
Order..........................................................  7.01(b)
Owned Intellectual Property....................................  10.02(a)
Parent.........................................................  Preamble
Parent Common Stock............................................  Recitals
Parent Disclosure Schedule.....................................  Article IV
Parent Indemnified Parties.....................................  9.02(a)
Parent Material Adverse Effect.................................  4.05(b)
Parent SEC Reports.............................................  4.05(a)
Parent Shares..................................................  2.01(b)
Person.........................................................  10.02(a)
Plans..........................................................  3.11(a)
Proprietary Rights.............................................  3.14(b)
Pro Rata Cash Distribution.....................................  2.01(b)
Pro Rata Contingent Distribution...............................  2.02(c)
Merger Sub.....................................................  Preamble
Reference Balance Sheet........................................  3.07(a)
Representatives................................................  6.02(a)
Revenues.......................................................  Sch. 2.02
SEC............................................................  4.05(a)
Securities Act.................................................  4.05(a)
Software.......................................................  10.02(a)
Stockholders...................................................  Recitals
Stockholders' Representative...................................  9.04
Subsidiary.....................................................  10.02(a)
Surviving Corporation..........................................  1.01
Taxes..........................................................  3.16(c)

Terminating Company Breach.....................................  8.01(d)
Terminating Parent Breach......................................  8.01(e)
Third Party Claims.............................................  9.03(a)
URBCA..........................................................  Recitals
U.S. GAAP......................................................  3.08(a)
Voting Agreement...............................................  Recitals

          SECTION 10.03  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          SECTION 10.04  Assignment; Binding Effect; Benefit.  Neither this
                         -----------------------------------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 10.05  Incorporation of Exhibits.  The Company Disclosure
                         -------------------------
Schedule, the Parent Disclosure Schedule, the Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          SECTION 10.06  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 10.07  Governing Law; Forum.  This Agreement shall be
                         --------------------
governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. Any controversy or claim arising out of or relating to this Agreement or a breach hereof shall be finally settled by arbitration in San Francisco, California, under the commercial rules then in effect of the American Arbitration Association, and shall be determined in accordance with the laws of the State of California, applicable to contracts to be wholly performed therein.

               SECTION 10.08    Time of the Essence.  For purposes of this
                                -------------------
Agreement and the transactions contemplated by this Agreement, time is of the essence.

               SECTION 10.09    Waiver of Jury Trial.  Each of the Parties
                                --------------------
hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby.

               SECTION 10.10    Construction.
                                ------------

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words, "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections", and "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

               SECTION 10.11    Further Assurances.  Each party hereto shall
                                ------------------
execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

               SECTION 10.12    Headings.  The descriptive headings contained in
                                --------
this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 10.13    Counterparts.  This Agreement may be executed
                                ------------
and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 10.14    Entire Agreement.  This Agreement (including the
                                ----------------
Exhibits, the Schedules, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Non-Disclosure Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this

Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          IN WITNESS WHEREOF, each of Parent, Merger Sub, the Company and the Stockholders' Representative has executed or has caused this Agreement to be executed by its respective officers thereunto duly authorized as of the date first written above.

                              SONICWALL, INC.

                              By:  /s/ Sreekanth Ravi
                                   ---------------------------------------------
                                   Name:  Sreekanth Ravi
                                   Title:  President and Chief Executive Officer

                              PLUTO ACQUISITION CORP.

                              By:  /s/ Michael J. Sheridan
                                   ---------------------------------------------
                                   Name:  Michael J. Sheridan
                                   Title:  President and Chief Executive Officer

                              PHOBOS CORPORATION

                              By:  /s/ Ron Heinz
                                   ---------------------------------------------
                                   Name:  Ron Heinz
                                   Title:  President and Chief Executive Officer

                              GMS CAPITAL PARTNERS, L.P.
                              GMS CAPITAL GROUP, L.L.C

                              By:  /s/  Joachim Gfoeller, Jr.
                                   ---------------------------------------------
                                   Name:  Joachim Gfoeller, Jr.
                                   Title:



                               SIGNATURE PAGE TO
             THE AGREEMENT AND PLAN OF MERGER AND REORGANTIZATION

                                 Schedule 6.12

                        REGISTRATION RIGHTS PROVISIONS


1.  The Parent shall:

          (a) Furnish to each holder of Parent Shares registered under this Agreement (a "Holder") such numbers of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Parent Shares owned by them (the "Registrable Shares").

          (b) Use its best efforts to register and qualify the securities covered by the registration statement under such Blue Sky or other securities laws of such jurisdictions as shall be reasonably requested by any holder; provided that the Parent shall not be required in connection therewith or as a
--------
condition thereto to qualify to do business, subject itself to taxation or to file a general consent to service of process in any such state or jurisdiction.

          (c) Notify each holder of Registrable Shares covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of 1933 (the "Securities Act") of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (d) Cause all Registrable Shares registered to be listed on each securities exchange on which similar securities issued by the Parent are then listed.

          (e) Provide a transfer agent and registrar for all Registrable Shares registered hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of the registration.


          (f) Maintain the effectiveness of the Registration Statement for a period of at least one (1) year.

     2.  Furnish Information.  It shall be a condition precedent to the
         -------------------
obligations of the Parent to take any action pursuant to this attachment with respect to the Registrable Shares of any selling Holder that such Holder shall furnish to the Parent such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities as shall be required by the Securities Act to effect the registration of such Holder's Registrable Shares.

     3.  Expenses of Registration.  The Parent shall bear and pay all costs and
         ------------------------
expenses including, without limitation, all registration filing fees, printing expenses, fees and expenses incurred in connection with complying with state securities or blue sky laws (other than those which by law must be paid by the selling shareholders), fees of the National Association of Securities Dealers, Inc. and fees of transfer agents and registrars relating to such offering incurred in connection with registrations, filings or qualifications except (a) any underwriters' or brokers' commissions or discounts applicable to the Registrable Shares to be sold by any Holder; (b) Blue Sky or state securities laws fees which by law must be paid by selling Holder rather than the Parent,
(c) all fees or expenses expressly applicable to securities being sold by the holder of Registrable Shares, and (d) fees or expenses of such Holder's individual counsel (the Parent being responsible to pay the reasonable fees of one counsel for the Holders).

     4.  Indemnification.  In the event any Registrable Shares are included in a
         ---------------
registration statement under this Agreement:

         (a) To the extent permitted by law, the Parent will indemnify and hold harmless each Holder, if joining in a registration, and each of its directors, officers and controlling persons and each underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act") (each, an "indemnified person") against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, any other statute, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statements of any material fact contained in the registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Parent of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to the Parent and relating to action or inaction required of the Parent in connection with any the registration; and will reimburse each such indemnified person for any reasonable legal or other expenses incurred by them in connection with defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Parent (which consent shall not be unreasonably withheld or delayed) nor shall the Parent be liable in any such case for any such loss, claim, damage, liability, action or expenses to the extent that they arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished for use in connection with the registration by any such indemnified person.

         (b) To the extent permitted by law, each Holder, if joining in a registration, will indemnify and hold harmless the Parent, each of its directors, each of its officers who have signed the registration statement and each person, if any, who controls the Parent within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities joint or several, to which the Parent or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, any other statute, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that the registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with the registration; and such Holder will reimburse any reasonable legal or other expenses incurred by the Parent or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed).

         (c) In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the
--------  -------
indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that (i) there may be reasonable defenses available to the indemnified party which are different from or additional to those available to the indemnifying party or (ii) the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable and actual expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6.6 except to the extent (and only to the extent) of any actual prejudice suffered by the indemnifying party.

         (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. This relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.


         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Parent and Holders under this Section shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     5.  Reports Under Securities Law.  Until two years following the Effective
         ----------------------------
Time, the Parent shall:

         (a) file with the SEC in a timely manner all reports and other documents required of the Parent under the Exchange Act (at any time after it has become subject to such reporting requirements); and


         (b) furnish to each Holder upon request a written statement by the Parent that it has compiled with the reporting requirements of the Securities Act or the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Parent, and such other reports and documents so filed by the Parent as may be reasonably requested in availing the Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

     6.  Stop Notice.  Each Holder agrees that, upon receipt of any notice (a
         -----------
"Stop Notice") from the Parent that the Board of Directors of the Parent has determined, in its good faith reasonable judgment, that the disposition of the Shares pursuant to the registration statement would materially interfere with, or require the premature disclosure of, any financing, acquisition or reorganization involving the Parent or any of its subsidiaries, or otherwise would require premature disclosure of any other material nonpublic information as to which the Parent has a good faith, bona fide business purpose for maintaining its confidentiality (the "Board of Directors' Determination"), such Holder will immediately discontinue disposition of the Shares pursuant to the registration statement until such Holder's receipt of a copy of a supplemented or amended prospectus or written notice from the Parent that the reason for the Board of Directors' `Determination has lapsed and, if so directed by the Parent, such Holder shall deliver to the Parent (at the expense of the Parent) or destroy (and deliver to the Parent a certificate of destruction) all copies in its possession, of the prospectus covering the Shares current at the time of receipt of the Stop Notice; provided, however, that any restriction on trading
                            --------  -------
resulting from a Board of Directors' Determination shall be limited to a maximum of thirty (30) consecutive days and ninety (90) days in any 12-month period; and, provided further, that the period set forth in Section 1 of this attachment shall be extended by one day for each day that a Stop Notice remains in effect.

     7.  Assignment of Registration Rights.  The right to cause the Company to
         ---------------------------------
register Registrable Shares pursuant to this Agreement may be assigned by any Holder to a transferee or assignee of Registrable Shares; provided such transfer is permitted under applicable securities laws. Notwithstanding the foregoing, if the Company has registered Registrable Shares pursuant to a registration statement which has been declared effective by the Commission and, thereafter, a Holder purports to assign all or a portion of the Registrable Shares to any other person, the assignee shall have the right to cause the registration statement to be amended or supplemented to name such assignee as a selling shareholder so long as (i) the filing of a supplement or post-effective amendment is permitted by applicable law for such purpose and (ii) all costs and expenses to the Company, including without limitation legal and accounting expenses, incurred to so amend such registration statement shall be paid by the assignee requesting such amendment (or shared on a pro rata basis to the extent more than one assignee requests such amendment).